New Issue Marketing Materials

$ [633,681,000]

J.P. Morgan Alternative Loan Trust, 2006-A6 Pool 1 Certificates

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

Wells Fargo Bank, N.A.

Master Servicer

J.P. Morgan Acquisition Corp.

Sponsor and Seller

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

MBS Trading Desk (212) 834-2499

JPALT 2006-A6 Preliminary Term Sheet – Pool 1

October 18, 2006

Contact List

JPMorgan MBS			Rating Agency Contacts
Origination:	Matthew Wong	212-834-5709	Standard & Poor’s	Peter McGinnis	212-438-7329
	Carla Schriver	212-834-5257

			Moody’s	Jason (Shuisheng) Shi	212-553-1709
Trading / Structuring	Greg Boester	212-834-2499
	Eric Norquist	212-834-2499

Please Direct All Questions to Matthew Wong matthew.e.wong@jpmorgan.com 212-834-5709 Carla Schriver carla.j.schriver@jpmorgan.com 212-834-5257

JPALT 2006-A6 Preliminary Term Sheet – Pool 1

October 18, 2006

Pool 1 Bond Summary

$[633,681,000]

(Approximate, Subject to +/- 5% Variance)

J.P. Morgan Alternative Loan Trust

Mortgage Pass-Through Certificates, Series 2006-A6(1)

Class(1)	Approximate Size ($)	Initial Coupon(2)	Est.WAL (yrs.) To Call(3)	Pmt. Window (Mths.) To Call	Approx. Initial C/E (%) (4)	Approx. Targeted C/E (%)(4)(5)	Expected Ratings Moody’s/S&P(4)
1-A-1	275,000,000.00	LIBOR + [ ]	2.43	1-78	[15.40]	[12.00]	Aaa / AAA
1-A-2	155,467,000.00	LIBOR + [ ]	1.00	1-27	[15.40]	[12.00]	Aaa / AAA
1-A-3	49,431,000.00	LIBOR + [ ]	3.00	27 - 48	[15.40]	[12.00]	Aaa / AAA
1-A-4	60,246,000.00	LIBOR + [ ]	5.64	48 - 78	[15.40]	[12.00]	Aaa / AAA
1-A-5	60,017,000.00	LIBOR + [ ]	2.43	1-78	[6.00]	[12.00]	Aaa/ AAA
1-M-1	15,962,000.00	LIBOR + [ ]	4.43	38 - 78	[3.50]	[7.00]	Aa2 / AA
1-M-2	9,577,000.00	LIBOR + [ ]	4.38	37 - 78	[2.00]	[4.00]	A2 / A
1-B-1	4,789,000.00	LIBOR + [ ]	4.07	37 - 70	[1.25]	[2.50]	Baa2 / BBB
1-B-2	3,192,000.00	LIBOR + [ ]	3.52	37 - 54	[0.75]	[1.50]	Baa3 / BBB-
Non-Offered Certificates
CE	4,789,190.91	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The classes listed hereby and described in this preliminary term sheet are the classes of certificates of J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A6  that relate to a pool of mortgage loans that will be designated as “Pool 1.” No other classes of certificates related to the J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A6 are described in this preliminary term sheet.

(2)

The floating rate margin on the Pool 1 Senior Certificates will double after the optional clean-up call date, if the call is not exercised.  The margin on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will increase by 1.5 after the optional clean-up call if the cal is not exercised.

(3)

Weighted average life calculated at the pricing speed and to the date on which and the optional clean-up call is first eligible to be exercised, each as set forth in Summary of Terms below.

(4)

Ratings and credit enhancement levels subject to change upon final confirmation from Moody’s and S&P. Credit enhancement levels include the initial overcollateralization amount and targeted overcollateralization amount respectively.  The Senior Certificates, other than the Class 1-A-5 Certificates, benefit from additional credit support from the Class 1-A-5 Certificates.

(5)

Targeted credit enhancement level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect.

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Structure

Overview

Pool 1 Senior Certificates

·

Interest will accrue on the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5 Certificates (the “Pool 1 Senior Certificates”) at a rate, not to exceed 11.50%, of One-Month LIBOR plus a predetermined margin, subject to a cap equal to the Pool 1 Net WAC Cap (as defined herein), on an Actual/360 basis with 0 days delay.

·

The Pool 1 Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 1 Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

·

Realized losses allocable to the Pool 1 Senior Certificates, other than the Class 1-A-5 Certificates (the “Super Senior Certificates”) will be allocated to the Class 1-A-5 Certificates (the “Senior Support Certificates”) until the class principal amount of the Senior Support Certificates has been reduced to zero.

Mezzanine and Subordinate Certificates

·

The Class 1-M-1 and Class 1-M-2 Certificates (the “Pool 1 Mezzanine Certificates”) will have a higher priority than the Class 1-B-1 and Class 1-B-2 Certificates (the “Pool 1 Subordinate Certificates”).  Among the Pool 1 Mezzanine Certificates, the Class 1-M-2 Certificates will be subordinate to the Class 1-M-1 Certificates. Among the Pool 1 Subordinate Certificates, the Class 1-B-2 Certificates will be subordinate to the Class 1-B-1 Certificates.

·

Interest will accrue on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates at a rate of One-Month LIBOR plus a predetermined margin, not to exceed 11.50%, subject to a cap equal to the Pool 1 Net WAC Rate, on an Actual/360 basis with 0 days delay.

·

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will receive principal only in the event that the Pool 1 Senior Certificates have been paid in full on or prior to such date.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [0.75 ]% of the Cut-off Date balance of the pool 1 mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to approximately [1.50 ]% of the then current balance of the pool 1 mortgage loans, subject to an O/C floor of [0.50 ]% of the Cut-off Date balance of the pool 1 mortgage loans.

Pool 1 Senior Certificates(1) [15.40]% C/E Super Senior [6.00]% C/E Senior Support

Loss Allocation

Any realized losses on the mortgage loans will be allocated on any Distribution Date, first, to any excess interest that may be payable on the Class CE Certificates, second to the Overcollateralized Amount, third, to Net Swap Payments received under the Interest Rate Swap Agreement,  fourth to the Pool 1 Subordinate, and the Pool 1 Mezzanine, in reverse order of priority of distribution and fifth to the Class 1-A-5 Certificates.

Class 1-M-1 [3.50]% C/E
Class 1-M-2 [ 2.00]% C/E
Class 1-B-1 [1.25]% C/E
Class 1-B-2 [0.75]% C/E

Overcollateralization

Initial O/C Amount: Approximately [ 0.75]% of the Cut-off Date balance of the pool 1 mortgage loans.

Target O/C Amount: (a) On or after the Step-Down Date, provided a Trigger Event is not in effect, approximately [1.50]% of the then current pool 1 mortgage loan balance, subject to a floor of [0.50]% of the pool 1 mortgage loan balance as of the Cut-off Date.

Excess Spread Any excess spread will cover interest shortfalls and cumulative losses before being distributed to the holders of the Class CE Certificates.

(1) Pool 1 Senior Certificates share preferential right to receive interest over the Pool 1 Mezzanine and Pool 1 Subordinate Certificates

Trigger Event

A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing (x) the principal balance of the pool 1 mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the related mortgage loans as of the last day of the prior calendar month, is greater than [ 40.00 ] (subject to rating agency approval)% of the pool 1 senior enhancement percentage for the related Distribution Date or if (ii) the cumulative realized losses on the pool 1 mortgage loans exceeds the percentage set forth in the following table:

Range of Distribution Dates (subject to rating agency approval)	Percentage (subject to rating agency approval)
November 2008 – October 2009	[ 0.20 ]%*
November 2009 – October 2010	[ 0.50 ]%*
November 2010 – October 2011	[ 0.90 ]%*
November 2011 – October 2012	[ 1.25 ]%*
November 2012 and thereafter	[ 1.50 ]%

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.

Priority of Distributions

Distributions of Interest

On each Distribution Date, the Pool 1 Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider;

2.

To the Pool 1 Senior Certificates, the related Interest Distribution Amount;

3.

To the Pool 1 Senior Certificates, the related unpaid Interest Shortfall, if any;

4.

To the Class 1-M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class 1-M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class 1-B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

7.

To the Class 1-B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Pool 1 Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below.  On any Distribution Date, any Net Interest Shortfalls for Pool 1 will first reduce Net Monthly Excess Cashflow and then will be allocated among the Pool 1 Senior Certificates, the Pool 1 Mezzanine Certificates and the Pool 1 Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 1 Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid with Interest Distributions.

2.

To the Pool 1 Senior Certificates, concurrently:

a.

approximately [89.9998500402]%, concurrently:

i)

approximately [50.9123492994]% to the Class 1-A-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

ii)

approximately [49.0876507006]%, sequentially, to the Class 1-A-2, Class 1-A-3, and Class 1-A-4 Certificates, in that order, until the Class Principal Amount thereof has been reduced to zero;

b.

approximately [10.0001499598]%, to the Class 1-A-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3.

To the Class 1-M-1 Certificates, until the class principal amount thereof has been reduced to zero;

4.

To the Class 1-M-2 Certificates, until the class principal amount thereof has been reduced to zero;

5.

To the Class 1-B-1 Certificates, until the class principal amount thereof has been reduced to zero; and

6.

To the Class 1-B-2 Certificates, until the class principal amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

On each Distribution Date, on or after the Step-Down Date and on which a Trigger Event is not in effect, the Pool 1 Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid with Interest Distributions.

2.

To the Pool 1 Senior Certificates, the Pool 1 Senior Principal Distribution Amount, concurrently:

a.

approximately [89.9998500402]%, concurrently:

i)

approximately [50.9123492994]% to the Class 1-A-1 Certificates, until the Class Principal Amount of each such class has been reduced to zero;

ii)

approximately [49.0876507006]% sequentially, to the Class 1-A-2, Class 1-A-3, and Class 1-A-4 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

b.

approximately [10.0001499598]%, to the Class 1-A-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3.

To the Class 1-M-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

4.

To the Class 1-M-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

5.

To the Class 1-B-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

6.

To the Class 1-B-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the Swap Provider, any Swap Termination Payments owed to the Swap Provider;

2.

To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Pool 1 Principal Distribution Amount in accordance with the priorities described above;

3.

To the Pool Class 1-A-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

4.

To the Class 1-M-1 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

5.

To the Class 1-M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

6.

To the Class 1-M-2 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

7.

To the Class 1-M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

8.

To the Class 1-B-1 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

9.

To the Class 1-B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

10.

To the Class 1-B-2 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

11.

To the Class 1-B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

12.

concurrently, to the holders of the Pool 1 Senior Certificates, pro rata based on related unreimbured Net interest Shortfalls, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any;

13.

To the Class 1-M-1 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

14.

To the Class 1-M-2 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

15.

To the Class 1-B-1 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

16.

To the Class 1-B-2 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

17.

To the Pool 1 Senior Certificates first, pro rata based on the related Net WAC Cap Carryover Amounts outstanding, any Net WAC Cap Carryover Amounts for such Distribution Date and second to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in the order of seniority any Net WAC Cap Carryover Amounts for such Distribution Date (in each case after giving effect to amounts paid under the Swap agreement for such Distribution Date;

18.

To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto;  and

19.

To the Class CE Certificates.

Interest Rate Swap Agreement

Under the swap agreement, on the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of approximately [$ 638,470,190.91 ].  Under the Swap Agreement, prior to each Distribution Date, the supplemental interest trust will be obligated to pay an amount equal to the product of a) the related Notional Amount as set forth in the Swap Schedule b) approximately 5.189%, and c) a fraction, the numerator of which is 30 (or 25, in the case of the first Distribution Date) and the denominator of which is 360. The supplemental interest trust will be entitled to receive an amount equal to the product of a) the related Notional Amount as set forth in the Swap Schedule, b) one-month LIBOR, and c) a fraction, the numerator of which is the actual number of days in the related accrual period, and the denominator of which is 360. Only the net amount of the two obligations (the “Net Swap Payment”) will be paid by the appropriate party.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

On each Distribution Date, Net Swap Payments made by the Swap Provider to the supplemental interest trust to the Swap Account will be made as follows:

i.

to the Pool 1 Principal Remittance Amount, in an amount equal to the Realized Losses on the Pool 1 Mortgage Loans during the related Due Period;

ii.

up to a total amount necessary to maintain the applicable Overcollateralization Target Amount, first to the Pool 1Senior Certificates, in accordance with the principal payment provisions described above in “Distributions of Principal”, and second, to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in “Distributions of Principal” in an amount necessary to maintain the applicable Overcollateralization Target Amount.

iii.

to the Pool 1Senior Certificates, pro rata, any related unpaid interest shortfalls and accrued interest thereon;

iv.

to the Pool 1Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any related unpaid interest shortfalls and accrued interest thereon;

v.

To the Senior Certificates, pro rata, any related unpaid Net Interest Shortfalls;

vi.

To the Pool 1 Mezzanine and Pool 1Subordinate Certificates, in order of priority, any related unpaid Net Interest Shortfalls.

vii.

To the Pool 1 Senior Certificates, pro rata, based on related Net WAC Cap Carryover Amounts outstanding any related unpaid Net WAC Cap Carryover Amounts;

viii.

To the Pool 1Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any remaining unpaid Net WAC Cap Carryover Amounts;

ix.

From the Swap Account sequentially to the Class 1-A-5, Pool 1 Mezzanine and Pool 1 Subordinate Certificates, any Unpaid Realized Loss Amounts.

Amounts paid pursuant to (i), (ii), and (ix) may exceed cumulative Realized Losses incurred on the Pool 1 Mortgage Loans since the Cut-off Date.

Deal Summary

Issuing Entity	J.P. Morgan Alternative Loan Trust, 2006-A6
Pool 1 Offered Certificates

Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-M-1, Class 1-M-2, Class 1-B-1, and Class 1-B-2 Certificates are the “Pool 1 Offered Certificates”.  In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

Pool 1 Senior Certificates or Pool 1 Class A Certificates:   Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5.

Pool 1 Mezzanine Certificates :       Class 1-M-1, Class 1-M-2.

Pool 1 Subordinate Certificates :     Class 1-B-1 and Class 1-B-2.

LIBOR Certificates:                          Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-M-1, Class 1-M-2, Class 1-B-1, and Class 1-B-2.

Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor	J.P. Morgan Acceptance Corporation I
Trustee	U.S. Bank National Association
Master Servicer	Wells Fargo Bank, N.A. (the “Master Servicer”)
Servicers	JPMorgan Chase Bank, National Association, Countrywide Home Loans Servicing LP, PHH, and certain other servicers will act as a servicer of a portion of the mortgage loans.
Custodian	JPMorgan Chase Bank, N.A.
Swap Provider	JPMorgan Chase Bank, National Association
Cut-off Date	October 1, 2006.
Settlement Date	On or around October 31, 2006.
Optional Clean-Up Call

The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment Speed	30% Constant Prepayment Speed (“CPR”).

Summary of Terms

Administrative Fees

For any Distribution Date and pool is the sum of the servicing fee, master servicing fee, any applicable lender paid mortgage insurance fees, or any other administrative fees related to the mortgage loans in such pool.

Current Principal Balance	For any Distribution Date and Mortgage Loan, the stated principal balance of such Mortgage Loan as of the last day of the related Due Period.
Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in November 2006.
Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Interest Distribution Amount

With respect to each class of Pool 1 Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related class principal amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Shortfall

With respect to any class of Pool 1 Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Net Interest Shortfalls	With respect to any Distribution Date and Pool 1, an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for Pool 1 for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for Pool 1 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Pool 1 Certificates, (B) the Interest Shortfall for the Pool 1 Senior Certificates, (C) Net Swap Payment made by the Supplemental Interest Trust and any Swap Termination Payments (unless the Swap Provider is the defaulting party) and (D) the Pool 1 Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to Pool 1 and any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such due period.

Net WAC Cap Carryover Amount

If on any Distribution Date the interest rate on any class of Certificates equals the Pool 1 Net WAC Cap, the sum of x) the amount of interest that would have been distributed to such class if the interest rate on the such class had not been limited by the Pool 1 Net WAC Cap, and y) the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the lesser of (a) LIBOR plus the applicable margin and (b) 11.50%.

Overcollateralization Amount

For any Distribution Date, the amount, if any, by which (x) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans exceeds (y) the sum of the aggregate class principal amount of the Pool 1 Certificates (other than the Class CE Certificates) as of such Distribution Date (assuming that 100% of the Pool 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralization Amount will be approximately [ 0.75]% of the aggregate stated principal balance of the Pool 1Mortgage Loans as of the Cut-off Date.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Pool 1 Principal Remittance Amount on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the aggregate stated principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Pool 1 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any Distribution Date (1) prior to the Step-Down Date, approximately [0.75]% of the aggregate stated principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date, or (2) on or after the Step-Down Date, (A) if a Trigger Event is not in effect, the greater of (x) [1.50]% of the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (y) the Overcollateralization Floor, and (B) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Pool 1 Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Pool 1 Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

Pool 1 Interest Remittance Amount

With respect to any Distribution Date, that portion of the available distribution amount for such Distribution Date attributable to interest received or advanced with respect to the Pool 1 Mortgage Loans and compensating interest paid by the Servicer or Master Servicer with respect to the Pool 1 Mortgage Loans.

Pool 1 Mezzanine Certificates	Class 1-M-1 and Class 1-M-2.
Pool 1 Net WAC Cap

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Pool 1 Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees for Pool 1 and (ii) any Net Swap Payment or Swap Termination Payment (unless the Swap Provider is the defaulting party) made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the Pool 1 mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.  The Pool 1 Net WAC Cap shall not exceed the net mortgage rate of the Pool 1 Mortgage Loans.

Pool 1 Mortgage Loan	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included in Pool 1 of the Issuing Entity as of the Closing Date.
Pool 1 Principal Distribution Amount

With respect to any Distribution Date, the sum of (i) the Pool 1 Basic Principal Distribution Amount  for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

Pool 1 Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the Pool 1 Mortgage Loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Pool 1 Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the Pool 1 Mortgage Loans received during the related prepayment period, including any subsequent recoveries on the Pool 1 Mortgage Loans, and (iv) the principal portion of the purchase price of each Pool 1 Mortgage Loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the Pool 1 Mortgage Loans, the principal portion of the purchase price, up to the principal portion of the par value and (vi) amounts paid under the Swap Agreement to cover the Unpaid Realized Loss Amounts on the Pool 1 Mortgage Loans during the related Due Period.

Pool 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5.
Pool 1 Senior Enhancement Percentage

For any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates (after giving effect to the distribution of the Pool 1 Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralized Amount (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period.

Pool 1 Senior Principal Distribution Amount

For any applicable Distribution Date, an amount equal to the excess of (x) the aggregate class principal amount of the Pool 1 Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately [88.00]% and (2) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans minus the Overcollateralization Floor.

Pool 1 Subordinate Certificates	Class 1-B-1 and Class 1-B-2.
Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate class principal amount of the Pool 1 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring November 2009 and (y) the first Distribution Date on which the Pool 1 Senior Enhancement Percentage is greater than or equal to approximately [12.00]% (as calculated prior to the distribution of Pool 1 Principal Distribution Amount  on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates ).

Structuring Assumptions

The following assumptions, unless otherwise specified: (i) scheduled payments on all Pool 1 Mortgage Loans are received on the first day of each month beginning November 1, 2006, (ii) any principal prepayments on the Pool 1 Mortgage Loans are received on the last day of each month beginning in October 2006 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Pool 1 Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Pool 1 Mortgage Loans prepay at the indicated constant percentages of CPR, (vii) the date of issuance for the Certificates is October [31], 2006, (viii) cash distributions are received by the Certificateholders on the 25th day of each month beginning in November 2006, (ix) there are no Net Interest Shortfalls on any Distribution Date, (x) 1-Month-LIBOR is constant at [5.320]%, (xi) 6-Month LIBOR is constant at [5.402]%, (xii) 1-Year LIBOR is held constant at [5.389]% and (xiii) 1-Year-CMT is held constant is [5.031]%. (xiii) All Swap payments are paid to the interest waterfall.

Subordinate Class Principal Distribution Amount

With respect to any class of Pool 1 Subordinate Certificates  or Pool 1 Mezzanine Certificates  and Distribution Date, an amount equal to the excess of (x) the sum of (1) the class principal amount of such class of Certificates immediately prior to such Distribution Date and (2) the aggregate class principal amount of all classes of Certificates senior in right of payment to such class (after taking into account the payment of the Pool 1 Senior Principal Distribution Amount and related Subordinate Class Principal Distribution Amount, as applicable, on such Distribution Date) over (y) the lesser of (A) the product of (1) 100% minus the related Targeted C/E Percentage and (2) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans minus the Overcollateralization Floor.

Targeted C/E Percentage	For each Class of Certificates, the percentage as set forth in the table on page [2].
Unpaid Realized Loss Amount

For any class of Class 1-A-5, Pool 1 Mezzanine or Pool 1 Subordinate Certificates, the portion of the aggregate allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to call)(1)

Prepayment Speed	10% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	50% CPR
Class 1-A-1 / 1-A-5
WAL (yrs)	7.59	3.86	3.01	2.43	1.99	1.67	1.20
Principal Window (months)	1 - 225	1 - 123	1 - 96	1 - 78	1 - 64	1 - 54	1 - 40
Class 1-A-2
WAL (yrs)	3.29	1.58	1.23	1.00	0.83	0.71	0.53
Principal Window (months)	1 - 92	1 - 44	1 - 34	1 - 27	1 - 23	1 - 19	1 - 14
Class 1-A-3
WAL (yrs)	9.99	4.87	3.78	3.00	2.41	2.04	1.51
Principal Window (months)	92 - 152	44 - 76	34 - 59	27 - 48	23 - 40	19 - 31	14 - 23
Class 1-A-4
WAL (yrs)	16.73	8.92	6.95	5.64	4.65	3.84	2.67
Principal Window (months)	152 - 225	76 - 123	59 - 96	48 - 78	40 - 64	31 - 54	23 - 40
Class 1-M-1
WAL (yrs)	12.92	6.66	5.25	4.43	3.93	3.65	3.32
Principal Window (months)	78 - 225	38 - 123	37 - 96	38 - 78	38 - 64	39 - 54	40 - 40
Class 1-M-2
WAL (yrs)	12.87	6.63	5.22	4.38	3.87	3.55	3.29
Principal Window (months)	78 - 225	38 - 123	37 - 96	37 - 78	37 - 64	38 - 54	39 - 40
Class 1-B-1
WAL (yrs)	12.16	6.16	4.86	4.07	3.59	3.31	3.17
Principal Window (months)	78 - 208	38 - 111	37 - 87	37 - 70	37 - 58	37 - 49	38 - 39
Class 1-B-2
WAL (yrs)	10.72	5.29	4.18	3.52	3.18	3.07	3.08
Principal Window (months)	78 - 169	38 - 86	37 - 67	37 - 54	37 - 45	37 - 38	37 - 38

(1) Based on the Structuring Assumptions and assuming that the optional call is exercised at the earliest possible date.

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to maturity)(1)

Prepayment Speed	10% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	50% CPR
Class 1-A-1 / 1-A-5
WAL (yrs)	7.98	4.18	3.28	2.65	2.19	1.83	1.31
Principal Window (months)	1 - 346	1 - 257	1 - 210	1 - 174	1 - 146	1 - 124	1 - 92
Class 1-A-2
WAL (yrs)	3.29	1.58	1.23	1.00	0.83	0.71	0.53
Principal Window (months)	1 - 92	1 - 44	1 - 34	1 - 27	1 - 23	1 - 19	1 - 14
Class 1-A-3
WAL (yrs)	9.99	4.87	3.78	3.00	2.41	2.04	1.51
Principal Window (months)	92 - 152	44 - 76	34 - 59	27 - 48	23 - 40	19 - 31	14 - 23
Class 1-A-4
WAL (yrs)	18.44	10.34	8.15	6.62	5.50	4.56	3.17
Principal Window (months)	152 - 346	76 - 257	59 - 210	48 - 174	40 - 146	31 - 124	23 - 92
Class 1-M-1
WAL (yrs)	13.43	7.03	5.56	4.68	4.14	3.83	3.67
Principal Window (months)	78 - 281	38 - 165	37 - 131	38 - 107	38 - 89	39 - 75	41 - 55
Class 1-M-2
WAL (yrs)	12.99	6.71	5.29	4.44	3.92	3.60	3.34
Principal Window (months)	78 - 249	38 - 139	37 - 110	37 - 89	37 - 74	38 - 62	39 - 46
Class 1-B-1
WAL (yrs)	12.16	6.16	4.86	4.07	3.59	3.31	3.17
Principal Window (months)	78 - 208	38 - 111	37 - 87	37 - 70	37 - 58	37 - 49	38 - 39
Class 1-B-2
WAL (yrs)	10.72	5.29	4.18	3.52	3.18	3.07	3.08
Principal Window (months)	78 - 169	38 - 86	37 - 67	37 - 54	37 - 45	37 - 38	37 - 38

(1)

Based on the Structuring Assumptions.

Swap Schedule

Distribution Date	Notional Amount ($)(1)
November 25, 2006	638,470,190.91
December 25, 2006	619,722,340.38
January 25, 2007	601,524,710.92
February 25, 2007	583,861,161.08
March 25, 2007	566,716,022.83
April 25, 2007	550,074,087.57
May 25, 2007	533,920,592.78
June 25, 2007	518,241,208.84
July 25, 2007	503,022,026.40
August 25, 2007	488,249,544.03
September 25, 2007	473,637,090.07
October 25, 2007	459,727,384.82
November 25, 2007	446,225,954.42
December 25, 2007	433,120,820.53
January 25, 2008	420,179,441.04
February 25, 2008	407,838,829.70
March 25, 2008	395,860,457.34
April 25, 2008	384,233,695.80
May 25, 2008	372,948,228.62
June 25, 2008	361,994,041.94
July 25, 2008	351,361,415.62
August 25, 2008	341,040,914.58
September 25, 2008	331,023,380.50
October 25, 2008	320,805,734.30
November 25, 2008	311,178,542.13
December 25, 2008	302,037,619.00
January 25, 2009	293,165,052.04
February 25, 2009	284,552,966.72
March 25, 2009	276,193,719.47
April 25, 2009	268,079,890.93
May 25, 2009	259,991,378.20
June 25, 2009	251,913,422.43
July 25, 2009	243,801,957.22
August 25, 2009	235,102,538.84
September 25, 2009	222,926,690.03
October 25, 2009	193,009,313.13
November 25, 2009	181,383,577.72
December 25, 2009	176,055,676.07
January 25, 2010	170,884,182.07
February 25, 2010	165,864,506.34
March 25, 2010	160,992,194.10
April 25, 2010	156,262,921.26
May 25, 2010	151,672,490.54
June 25, 2010	147,216,827.79
July 25, 2010	142,891,978.36
August 25, 2010	138,666,242.44
September 25, 2010	134,494,698.40
October 25, 2010	130,543,358.32
November 25, 2010	126,708,032.42
December 25, 2010	122,826,782.94
January 25, 2011	119,218,014.36
February 25, 2011	115,652,616.09
March 25, 2011	112,232,081.21
April 25, 2011	108,788,356.91
May 25, 2011	105,216,758.74
June 25, 2011	101,260,832.03
July 25, 2011	96,729,883.73
August 25, 2011	88,149,835.24
September 25, 2011	61,722,213.33
October 25, 2011	13,741,983.59
November 25, 2011	0.00

(1)

The notional amount for each Distribution Date was derived from the aggregate outstanding collateral balance of the Pool 1 mortgage loans for the accrual period related to such Distribution Date assuming the Structuring Assumptions and a prepayment assumption of 30% CPB.

Class 1-A-1 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.475	11.500	11.500	11.500	11.500
25-Mar-08	11.527	11.500	11.500	11.500	11.500
25-Apr-08	11.278	11.500	11.500	11.500	11.500
25-May-08	11.276	11.500	11.500	11.500	11.500
25-Jun-08	11.089	11.500	11.500	11.500	11.500
25-Jul-08	11.096	11.500	11.500	11.500	11.500
25-Aug-08	10.908	11.416	11.500	11.500	11.500
25-Sep-08	10.821	11.345	11.500	11.500	11.500
25-Oct-08	10.838	11.362	11.500	11.500	11.500
25-Nov-08	10.648	11.199	11.500	11.500	11.500
25-Dec-08	10.676	11.227	11.500	11.500	11.500
25-Jan-09	10.486	11.064	11.500	11.500	11.500
25-Feb-09	10.407	10.998	11.500	11.500	11.500
25-Mar-09	10.704	11.259	11.500	11.500	11.500
25-Apr-09	10.255	10.870	11.500	11.500	11.500
25-May-09	10.301	10.910	11.500	11.500	11.500
25-Jun-09	10.105	10.740	11.500	11.500	11.500
25-Jul-09	10.158	10.784	11.500	11.500	11.500
25-Aug-09	9.958	10.607	11.442	11.500	11.500
25-Sep-09	9.866	10.509	11.343	11.500	11.500
25-Oct-09	9.819	10.388	11.129	11.500	11.500
25-Nov-09	9.613	10.186	10.938	11.500	11.500
25-Dec-09	9.721	10.286	11.376	11.500	11.500
25-Jan-10	9.510	10.096	11.231	11.500	11.500
25-Feb-10	9.460	10.053	11.189	11.500	11.500
25-Mar-10	9.943	10.494	11.608	11.500	11.500
25-Apr-10	9.367	9.971	11.108	11.500	11.500
25-May-10	9.501	10.096	11.226	11.500	11.500
25-Jun-10	9.290	9.905	11.041	11.500	11.500
25-Jul-10	9.419	10.023	11.152	11.500	11.500
25-Aug-10	9.213	9.837	10.972	11.500	11.500
25-Sep-10	9.211	9.839	10.974	11.500	11.500
25-Oct-10	9.553	10.171	11.297	11.500	11.500
25-Nov-10	9.357	9.994	11.127	11.500	11.500
25-Dec-10	9.504	10.130	11.252	11.500	11.500
25-Jan-11	9.277	9.971	11.051	11.500	11.500
25-Feb-11	9.239	10.154	11.013	11.500	11.500
25-Mar-11	9.811	10.702	11.511	11.500	11.500
25-Apr-11	9.166	10.073	10.940	11.500	11.500
25-May-11	9.331	10.227	11.078	11.500	11.500
25-Jun-11	9.124	10.016	10.882	11.500	11.500
25-Jul-11	9.325	10.199	11.040	11.500	11.500
25-Aug-11	9.234	10.075	10.889	11.500	11.500
25-Sep-11	9.836	10.524	11.055	11.500	11.500
25-Oct-11	11.550	11.948	11.787	11.500	11.500
25-Nov-11	11.578	11.877	11.612	11.500	11.500
25-Dec-11	12.006	12.308	12.038	11.500	11.500
25-Jan-12	11.581	11.877	11.620	11.500	11.500
25-Feb-12	11.583	11.877	11.624	11.500	11.500
25-Mar-12	12.468	12.781	12.512	11.500	11.500
25-Apr-12	11.586	11.877	11.632	11.500	11.500
25-May-12	12.015	12.309	12.058	11.500	11.500
25-Jun-12	11.591	11.879	11.642	11.500	11.500
25-Jul-12	12.022	12.313	12.071	11.500	11.500
25-Aug-12	11.597	11.881	11.653	11.500	11.500
25-Sep-12	11.599	11.881	11.657	11.500	11.500
25-Oct-12	12.028	12.313	12.085	11.500	11.500
25-Nov-12	11.602	11.881	11.666	11.500	11.500
25-Dec-12	12.032	12.313	12.094	11.500	11.500
25-Jan-13	11.606	11.881	11.676	11.500	11.500
25-Feb-13	11.608	11.881	11.681	11.500	11.500
25-Mar-13	12.998	13.292	13.066	11.500	11.500
25-Apr-13	11.612	11.881	11.691	11.500	11.500
25-May-13	12.224	12.313	12.119	11.500
25-Jun-13	11.790	11.882	11.702	11.500
25-Jul-13	12.224	12.169	12.130	11.500
25-Aug-13	11.790	11.614	11.712	11.500
25-Sep-13	11.790	11.616	11.718	11.500
25-Oct-13	12.223	12.042	12.147	11.500
25-Nov-13	11.790	11.622	11.730	11.500
25-Dec-13	12.223	12.048	12.159	11.500
25-Jan-14	11.790	11.628	11.741	11.500
25-Feb-14	11.790	11.630	11.748	11.500
25-Mar-14	13.197	13.016	13.135	11.500
25-Apr-14	11.790	11.636	11.760	11.500
25-May-14	12.221	12.063	12.190	11.500
25-Jun-14	11.790	11.642	11.773	11.500
25-Jul-14	12.220	12.069	12.204	11.500
25-Aug-14	11.790	11.649	11.787	11.500
25-Sep-14	11.790	11.652	11.794	11.500
25-Oct-14	12.220	12.079	12.225	11.500
25-Nov-14	11.790	11.658	11.808
25-Dec-14	12.221	12.085	12.240
25-Jan-15	11.790	11.665	11.823
25-Feb-15	11.790	11.669	11.831
25-Mar-15	13.196	13.055	13.221
25-Apr-15	11.790	11.676	11.847
25-May-15	12.221	12.103	12.279
25-Jun-15	11.790	11.683	11.863
25-Jul-15	12.221	12.110	12.296
25-Aug-15	11.791	11.690	11.880
25-Sep-15	11.791	11.694	11.889
25-Oct-15	12.221	12.122	12.323
25-Nov-15	11.791	11.702	11.907
25-Dec-15	12.221	12.129	12.341
25-Jan-16	11.791	11.710	11.926
25-Feb-16	11.791	11.714	11.935
25-Mar-16	12.692	12.605	12.833
25-Apr-16	11.791	11.722	11.955
25-May-16	12.221	12.150	12.391
25-Jun-16	11.791	11.730	11.976
25-Jul-16	12.222	12.159	12.412
25-Aug-16	11.792	11.739	11.997
25-Sep-16	11.795	11.743	12.008
25-Oct-16	12.235	12.172	11.788
25-Nov-16	11.807	11.753	11.500
25-Dec-16	12.238	12.182	11.500
25-Jan-17	11.788	11.763	11.500
25-Feb-17	11.613	11.768
25-Mar-17	13.003	13.157
25-Apr-17	11.617	11.778
25-May-17	12.044	12.208
25-Jun-17	11.621	11.789
25-Jul-17	12.048	12.219
25-Aug-17	11.625	11.800
25-Sep-17	11.627	11.806
25-Oct-17	12.054	12.236
25-Nov-17	11.632	11.818
25-Dec-17	12.059	12.248
25-Jan-18	11.636	11.830
25-Feb-18	11.638	11.836
25-Mar-18	13.028	13.226
25-Apr-18	11.643	11.848
25-May-18	12.070	12.280
25-Jun-18	11.647	11.861
25-Jul-18	12.075	12.293
25-Aug-18	11.652	11.875
25-Sep-18	11.655	11.881
25-Oct-18	12.082	12.314
25-Nov-18	11.659	11.896
25-Dec-18	12.087	12.328
25-Jan-19	11.664	11.910
25-Feb-19	11.667	11.917
25-Mar-19	13.058	13.310
25-Apr-19	11.672	11.933
25-May-19	12.100	12.366
25-Jun-19	11.677	11.948
25-Jul-19	12.105	12.382
25-Aug-19	11.683	11.964
25-Sep-19	11.686	11.973
25-Oct-19	12.114	12.407
25-Nov-19	11.691	11.990
25-Dec-19	12.119	12.425
25-Jan-20	11.697	12.007
25-Feb-20	11.700	12.016
25-Mar-20	12.593	12.915
25-Apr-20	11.706	12.035
25-May-20	12.134	12.471
25-Jun-20	11.712	12.054
25-Jul-20	12.141	12.490
25-Aug-20	11.718
25-Sep-20	11.721
25-Oct-20	12.150
25-Nov-20	11.728
25-Dec-20	12.157
25-Jan-21	11.735
25-Feb-21	11.738
25-Mar-21	13.131
25-Apr-21	11.745
25-May-21	12.174
25-Jun-21	11.752
25-Jul-21	12.182
25-Aug-21	11.759
25-Sep-21	11.763
25-Oct-21	12.193
25-Nov-21	11.771
25-Dec-21	12.201
25-Jan-22	11.778
25-Feb-22	11.782
25-Mar-22	13.176
25-Apr-22	11.790
25-May-22	12.221
25-Jun-22	11.799
25-Jul-22	12.229
25-Aug-22	11.807
25-Sep-22	11.812
25-Oct-22	12.242
25-Nov-22	11.820
25-Dec-22	12.252
25-Jan-23	11.829
25-Feb-23	11.834
25-Mar-23	13.230
25-Apr-23	11.844
25-May-23	12.275
25-Jun-23	11.853
25-Jul-23	12.285
25-Aug-23	11.863
25-Sep-23	11.869
25-Oct-23	12.301
25-Nov-23	11.879
25-Dec-23	12.312
25-Jan-24	11.890
25-Feb-24	11.895
25-Mar-24	12.794
25-Apr-24	11.907
25-May-24	12.340
25-Jun-24	11.918
25-Jul-24	12.352
25-Aug-24	11.930
25-Sep-24	11.936
25-Oct-24	12.370
25-Nov-24	11.949
25-Dec-24	12.383
25-Jan-25	11.962
25-Feb-25	11.968
25-Mar-25	13.367
25-Apr-25	11.982
25-May-25	12.417
25-Jun-25	11.996
25-Jul-25	12.431
25-Aug-25	12.010
25-Sep-25	12.017
25-Oct-25	12.453
25-Nov-25	12.033
25-Dec-25	12.469
25-Jan-26	12.048
25-Feb-26	12.056
25-Mar-26	13.458
25-Apr-26	12.073

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-1 Certificates divided by b) the Class 1-A-1 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.34%.

Class 1-A-2 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.332	11.500	11.500	11.500	11.500
25-May-08	11.330	11.500	11.500	11.500	11.500
25-Jun-08	11.144	11.500	11.500	11.500	11.500
25-Jul-08	11.153	11.500	11.500	11.500	11.500
25-Aug-08	10.967	11.474	11.500	11.500	11.500
25-Sep-08	10.883	11.403	11.500	11.500	11.500
25-Oct-08	10.905	11.422	11.500	11.500	11.500
25-Nov-08	10.718	11.260	11.500	11.500	11.500
25-Dec-08	10.752	11.292	11.500	11.500	11.500
25-Jan-09	10.567	11.134	11.500	11.500	11.500
25-Feb-09	10.494	11.075	11.500	11.500
25-Mar-09	10.800	11.349	11.500	11.500
25-Apr-09	10.358	10.964	11.500	11.500
25-May-09	10.410	11.017	11.500	11.500
25-Jun-09	10.222	10.859	11.500	11.500
25-Jul-09	10.282	10.921	11.500	11.500
25-Aug-09	10.092	10.761	11.500	11.500
25-Sep-09	10.006	10.682	11.410
25-Oct-09	9.953	10.568	11.199
25-Nov-09	9.756	10.392	11.041
25-Dec-09	9.872	10.524	11.566
25-Jan-10	9.675	10.373	11.452
25-Feb-10	9.637	10.370	11.480
25-Mar-10	10.124	10.852	12.075
25-Apr-10	9.571	10.401	11.677
25-May-10	9.716	10.578	12.249
25-Jun-10	9.521	10.460	13.704
25-Jul-10	9.659	10.647
25-Aug-10	9.472	10.560
25-Sep-10	9.484	10.665
25-Oct-10	9.839	11.113
25-Nov-10	9.665	11.108
25-Dec-10	9.825	11.406
25-Jan-11	9.623	11.524
25-Feb-11	9.602	12.117
25-Mar-11	10.172	12.896
25-Apr-11	9.573	12.797
25-May-11	9.751	13.447
25-Jun-11	9.570	14.035
25-Jul-11	9.781	15.267
25-Aug-11	9.697	16.875
25-Sep-11	10.204	18.981
25-Oct-11	11.680	20.262
25-Nov-11	11.633
25-Dec-11	12.184
25-Jan-12	11.650
25-Feb-12	11.660
25-Mar-12	12.950
25-Apr-12	11.682
25-May-12	12.320
25-Jun-12	11.710
25-Jul-12	12.398
25-Aug-12	11.742
25-Sep-12	11.760
25-Oct-12	12.535
25-Nov-12	11.801
25-Dec-12	12.653
25-Jan-13	11.853
25-Feb-13	11.883
25-Mar-13	15.402
25-Apr-13	11.962
25-May-13	13.668
25-Jun-13	12.620
25-Jul-13	14.012
25-Aug-13	12.829
25-Sep-13	12.965
25-Oct-13	14.817
25-Nov-13	13.341
25-Dec-13	15.746
25-Jan-14	13.976
25-Feb-14	14.489
25-Mar-14	29.048
25-Apr-14	16.603
25-May-14	26.913
25-Jun-14	28.788

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-2 Certificates divided by b) the Class 1-A-2 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.44%.

Class 1-A-3 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.475	11.500	11.500	11.500	11.500
25-Mar-08	11.527	11.500	11.500	11.500	11.500
25-Apr-08	11.278	11.500	11.500	11.500	11.500
25-May-08	11.274	11.500	11.500	11.500	11.500
25-Jun-08	11.085	11.500	11.500	11.500	11.500
25-Jul-08	11.089	11.500	11.500	11.500	11.500
25-Aug-08	10.898	11.416	11.500	11.500	11.500
25-Sep-08	10.807	11.344	11.500	11.500	11.500
25-Oct-08	10.819	11.359	11.500	11.500	11.500
25-Nov-08	10.624	11.194	11.500	11.500	11.500
25-Dec-08	10.647	11.217	11.500	11.500	11.500
25-Jan-09	10.452	11.052	11.500	11.500	11.500
25-Feb-09	10.368	10.980	11.500	11.500	11.500
25-Mar-09	10.659	11.233	11.500	11.500	11.500
25-Apr-09	10.202	10.841	11.500	11.500	11.500
25-May-09	10.243	10.875	11.500	11.500	11.500
25-Jun-09	10.041	10.698	11.500	11.500	11.500
25-Jul-09	10.089	10.735	11.500	11.500	11.500
25-Aug-09	9.883	10.550	11.442	11.500	11.500
25-Sep-09	9.787	10.445	11.341	11.500	11.500
25-Oct-09	9.742	10.321	11.125	11.500	11.500
25-Nov-09	9.532	10.111	10.928	11.500	11.500
25-Dec-09	9.634	10.201	11.354	11.500	11.500
25-Jan-10	9.415	10.000	11.207	11.500	11.500
25-Feb-10	9.360	9.947	11.161	11.500	11.500
25-Mar-10	9.842	10.381	11.571	11.500	11.500
25-Apr-10	9.253	9.841	11.073	11.500	11.500
25-May-10	9.384	9.959	11.185	11.500	11.500
25-Jun-10	9.165	9.755	10.997	11.500	11.500
25-Jul-10	9.291	9.866	11.122	11.500	11.500
25-Aug-10	9.077	9.667	11.003	11.500	11.500
25-Sep-10	9.071	9.660	11.039	11.500	11.500
25-Oct-10	9.410	9.983	11.391	11.500	11.500
25-Nov-10	9.205	9.791	11.242	11.500
25-Dec-10	9.351	9.920	11.387	11.500
25-Jan-11	9.116	9.743	11.205	11.500
25-Feb-11	9.074	9.899	11.186	11.500
25-Mar-11	9.652	10.450	11.712	11.500
25-Apr-11	8.990	9.801	11.168	11.500
25-May-11	9.156	9.953	11.330	11.500
25-Jun-11	8.942	9.735	11.162	11.500
25-Jul-11	9.146	9.919	11.350	11.500
25-Aug-11	9.057	9.798	11.228	11.500
25-Sep-11	9.699	10.301	11.359	11.500
25-Oct-11	11.502	11.846	11.899
25-Nov-11	11.557	11.815	11.659
25-Dec-11	11.938	12.212	12.204
25-Jan-12	11.557	11.829	11.700
25-Feb-12	11.557	11.837	11.725
25-Mar-12	12.314	12.692	13.114
25-Apr-12	11.557	11.853	11.790
25-May-12	11.924	12.282	12.551
25-Jun-12	11.559	11.873	11.885
25-Jul-12	11.922	12.320	12.824
25-Aug-12	11.561	11.896	12.037
25-Sep-12	11.561	11.907	12.150
25-Oct-12	11.915	12.379	13.643
25-Nov-12	11.561	11.931	12.561
25-Dec-12	11.909	12.425	15.197
25-Jan-13	11.561	11.959	13.932
25-Feb-13	11.561	11.974	17.497
25-Mar-13	12.618	13.715
25-Apr-13	11.561	12.008
25-May-13	12.030	12.569
25-Jun-13	11.688	12.048
25-Jul-13	12.021	12.441
25-Aug-13	11.683	11.704
25-Sep-13	11.681	11.719
25-Oct-13	12.007	12.357
25-Nov-13	11.676	11.755
25-Dec-13	11.997	12.445
25-Jan-14	11.672	11.798
25-Feb-14	11.670	11.824
25-Mar-14	12.638	14.553
25-Apr-14	11.665	11.885
25-May-14	11.975	12.782
25-Jun-14	11.661	11.967
25-Jul-14	11.968	12.998
25-Aug-14	11.662	12.079
25-Sep-14	11.665	12.153
25-Oct-14	11.984	13.510
25-Nov-14	11.671	12.358
25-Dec-14	11.996	14.109
25-Jan-15	11.677	12.709
25-Feb-15	11.681	12.998
25-Mar-15	12.713	23.892
25-Apr-15	11.688	14.238
25-May-15	12.029	22.056
25-Jun-15	11.695	23.385
25-Jul-15	12.044
25-Aug-15	11.703
25-Sep-15	11.708
25-Oct-15	12.069
25-Nov-15	11.717
25-Dec-15	12.087
25-Jan-16	11.726
25-Feb-16	11.732
25-Mar-16	12.521
25-Apr-16	11.743
25-May-16	12.140
25-Jun-16	11.755
25-Jul-16	12.165
25-Aug-16	11.769
25-Sep-16	11.779
25-Oct-16	12.219
25-Nov-16	11.808
25-Dec-16	12.257
25-Jan-17	11.808
25-Feb-17	11.629
25-Mar-17	13.167
25-Apr-17	11.645
25-May-17	12.138
25-Jun-17	11.664
25-Jul-17	12.184
25-Aug-17	11.686
25-Sep-17	11.698
25-Oct-17	12.268
25-Nov-17	11.726
25-Dec-17	12.336
25-Jan-18	11.759
25-Feb-18	11.778
25-Mar-18	14.114
25-Apr-18	11.822
25-May-18	12.580
25-Jun-18	11.878
25-Jul-18	12.725
25-Aug-18	11.951
25-Sep-18	11.996
25-Oct-18	13.036
25-Nov-18	12.112
25-Dec-18	13.352
25-Jan-19	12.281
25-Feb-19	12.400
25-Mar-19	18.541
25-Apr-19	12.765
25-May-19	15.357
25-Jun-19	13.542
25-Jul-19	18.361
25-Aug-19	16.321
25-Sep-19	25.272

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-3 Certificates divided by b) the Class 1-A-3 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.34%.

Class 1-A-4 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.477	11.500	11.500	11.500	11.500
25-Mar-08	11.525	11.500	11.500	11.500	11.500
25-Apr-08	11.280	11.500	11.500	11.500	11.500
25-May-08	11.277	11.500	11.500	11.500	11.500
25-Jun-08	11.087	11.500	11.500	11.500	11.500
25-Jul-08	11.091	11.500	11.500	11.500	11.500
25-Aug-08	10.900	11.416	11.500	11.500	11.500
25-Sep-08	10.809	11.344	11.500	11.500	11.500
25-Oct-08	10.821	11.360	11.500	11.500	11.500
25-Nov-08	10.626	11.194	11.500	11.500	11.500
25-Dec-08	10.648	11.218	11.500	11.500	11.500
25-Jan-09	10.454	11.052	11.500	11.500	11.500
25-Feb-09	10.369	10.980	11.500	11.500	11.500
25-Mar-09	10.659	11.233	11.500	11.500	11.500
25-Apr-09	10.205	10.842	11.500	11.500	11.500
25-May-09	10.245	10.875	11.500	11.500	11.500
25-Jun-09	10.044	10.698	11.500	11.500	11.500
25-Jul-09	10.090	10.735	11.500	11.500	11.500
25-Aug-09	9.885	10.550	11.438	11.500	11.500
25-Sep-09	9.789	10.446	11.338	11.500	11.500
25-Oct-09	9.744	10.321	11.125	11.500	11.500
25-Nov-09	9.535	10.113	10.927	11.500	11.500
25-Dec-09	9.636	10.203	11.358	11.500	11.500
25-Jan-10	9.418	10.003	11.212	11.500	11.500
25-Feb-10	9.363	9.950	11.165	11.500	11.500
25-Mar-10	9.843	10.382	11.577	11.500	11.500
25-Apr-10	9.257	9.844	11.078	11.500	11.500
25-May-10	9.388	9.961	11.190	11.500	11.500
25-Jun-10	9.169	9.759	11.001	11.500	11.500
25-Jul-10	9.294	9.869	11.104	11.500	11.500
25-Aug-10	9.081	9.670	10.919	11.500	11.500
25-Sep-10	9.075	9.663	10.912	11.500	11.500
25-Oct-10	9.414	9.986	11.226	11.500	11.500
25-Nov-10	9.210	9.795	11.049	11.500	11.500
25-Dec-10	9.355	9.923	11.167	11.500	11.500
25-Jan-11	9.121	9.747	10.960	11.500	11.500
25-Feb-11	9.078	9.906	10.916	11.500	11.500
25-Mar-11	9.654	10.455	11.402	11.500	11.500
25-Apr-11	8.995	9.809	10.825	11.500	11.500
25-May-11	9.160	9.960	10.957	11.500	11.500
25-Jun-11	8.946	9.742	10.755	11.500	11.500
25-Jul-11	9.150	9.926	10.906	11.500	11.500
25-Aug-11	9.062	9.805	10.753	11.500	11.500
25-Sep-11	9.703	10.308	10.942	11.500	11.500
25-Oct-11	11.505	11.853	11.750	11.500	11.500
25-Nov-11	11.567	11.819	11.600	11.500	11.500
25-Dec-11	11.998	12.246	12.039	11.500	11.500
25-Jan-12	11.567	11.809	11.600	11.500	11.500
25-Feb-12	11.567	11.804	11.601	11.500	11.500
25-Mar-12	12.379	12.610	12.429	11.500	11.500
25-Apr-12	11.566	11.794	11.602	11.500	11.500
25-May-12	11.981	12.198	12.012	11.500	11.500
25-Jun-12	11.567	11.786	11.605	11.500	11.500
25-Jul-12	11.978	12.183	12.005	11.500	11.500
25-Aug-12	11.569	11.779	11.608	11.500	11.500
25-Sep-12	11.569	11.774	11.609	11.500	11.500
25-Oct-12	11.969	12.157	11.992	11.500	11.500
25-Nov-12	11.568	11.765	11.610	11.500	11.500
25-Dec-12	11.963	12.140	11.983	11.500	11.500
25-Jan-13	11.568	11.756	11.611	11.500	11.500
25-Feb-13	11.568	11.752	11.612	11.500	11.500
25-Mar-13	12.686	12.812	12.674	11.500	11.500
25-Apr-13	11.568	11.743	11.618	11.500	11.500
25-May-13	12.084	12.098	11.984	11.500
25-Jun-13	11.697	11.735	11.628	11.500
25-Jul-13	12.074	11.985	11.995	11.500
25-Aug-13	11.691	11.548	11.637	11.500
25-Sep-13	11.689	11.548	11.643	11.500
25-Oct-13	12.059	11.883	12.014	11.500
25-Nov-13	11.684	11.548	11.653	11.500
25-Dec-13	12.049	11.877	12.026	11.500
25-Jan-14	11.679	11.549	11.663	11.500
25-Feb-14	11.677	11.549	11.670	11.500
25-Mar-14	12.705	12.452	12.780	11.500
25-Apr-14	11.672	11.549	11.681	11.500
25-May-14	12.024	11.861	12.061	11.500
25-Jun-14	11.667	11.549	11.693	11.500
25-Jul-14	12.015	11.854	12.076	11.500
25-Aug-14	11.663	11.549	11.706	11.500
25-Sep-14	11.661	11.549	11.714	11.500
25-Oct-14	12.001	11.846	12.102	11.500
25-Nov-14	11.656	11.550	11.728
25-Dec-14	11.993	11.840	12.119
25-Jan-15	11.652	11.550	11.743
25-Feb-15	11.650	11.550	11.753
25-Mar-15	12.586	12.332	12.927
25-Apr-15	11.647	11.550	11.770
25-May-15	11.972	11.826	12.172
25-Jun-15	11.643	11.550	11.790
25-Jul-15	11.964	11.823	12.198
25-Aug-15	11.639	11.553	11.813
25-Sep-15	11.637	11.555	11.831
25-Oct-15	11.952	11.829	12.256
25-Nov-15	11.633	11.559	11.874
25-Dec-15	11.944	11.833	11.813
25-Jan-16	11.630	11.563	11.500
25-Feb-16	11.628	11.565	11.500
25-Mar-16	12.196	12.072	11.500
25-Apr-16	11.624	11.569	11.500
25-May-16	11.925	11.845	11.500
25-Jun-16	11.621	11.574	11.500
25-Jul-16	11.917	11.849	11.500
25-Aug-16	11.618	11.578	11.500
25-Sep-16	11.618	11.581	11.500
25-Oct-16	11.913	11.857	11.500
25-Nov-16	11.620	11.585	11.500
25-Dec-16	11.907	11.862	11.500
25-Jan-17	11.607	11.591	11.500
25-Feb-17	11.516	11.593
25-Mar-17	12.280	12.353
25-Apr-17	11.517	11.599
25-May-17	11.792	11.876
25-Jun-17	11.517	11.604
25-Jul-17	11.788	11.882
25-Aug-17	11.517	11.610
25-Sep-17	11.517	11.613
25-Oct-17	11.782	11.891
25-Nov-17	11.517	11.619
25-Dec-17	11.779	11.897
25-Jan-18	11.517	11.625
25-Feb-18	11.517	11.629
25-Mar-18	12.205	12.392
25-Apr-18	11.517	11.635
25-May-18	11.770	11.914
25-Jun-18	11.517	11.642
25-Jul-18	11.767	11.921
25-Aug-18	11.518	11.649
25-Sep-18	11.518	11.652
25-Oct-18	11.762	11.932
25-Nov-18	11.518	11.660
25-Dec-18	11.758	11.939
25-Jan-19	11.518	11.667
25-Feb-19	11.518	11.671
25-Mar-19	12.138	12.438
25-Apr-19	11.518	11.679
25-May-19	11.750	11.959
25-Jun-19	11.518	11.687
25-Jul-19	11.747	11.968
25-Aug-19	11.518	11.695
25-Sep-19	11.518	11.700
25-Oct-19	11.744	11.981
25-Nov-19	11.520	11.709
25-Dec-19	11.746	11.990
25-Jan-20	11.522	11.718
25-Feb-20	11.523	11.722
25-Mar-20	11.924	12.240
25-Apr-20	11.526	11.732
25-May-20	11.752	12.014
25-Jun-20	11.528	11.742
25-Jul-20	11.754	12.024
25-Aug-20	11.531
25-Sep-20	11.532
25-Oct-20	11.758
25-Nov-20	11.534
25-Dec-20	11.761
25-Jan-21	11.537
25-Feb-21	11.538
25-Mar-21	12.127
25-Apr-21	11.541
25-May-21	11.768
25-Jun-21	11.544
25-Jul-21	11.771
25-Aug-21	11.547
25-Sep-21	11.548
25-Oct-21	11.775
25-Nov-21	11.551
25-Dec-21	11.778
25-Jan-22	11.554
25-Feb-22	11.555
25-Mar-22	12.145
25-Apr-22	11.559
25-May-22	11.786
25-Jun-22	11.562
25-Jul-22	11.789
25-Aug-22	11.565
25-Sep-22	11.567
25-Oct-22	11.794
25-Nov-22	11.570
25-Dec-22	11.798
25-Jan-23	11.574
25-Feb-23	11.576
25-Mar-23	12.167
25-Apr-23	11.579
25-May-23	11.807
25-Jun-23	11.583
25-Jul-23	11.811
25-Aug-23	11.587
25-Sep-23	11.589
25-Oct-23	11.817
25-Nov-23	11.593
25-Dec-23	11.821
25-Jan-24	11.597
25-Feb-24	11.599
25-Mar-24	12.003
25-Apr-24	11.604
25-May-24	11.832
25-Jun-24	11.608
25-Jul-24	11.836
25-Aug-24	11.613
25-Sep-24	11.615
25-Oct-24	11.844
25-Nov-24	11.620
25-Dec-24	11.848
25-Jan-25	11.625
25-Feb-25	11.628
25-Mar-25	12.221
25-Apr-25	11.633
25-May-25	11.861
25-Jun-25	11.638
25-Jul-25	11.867
25-Aug-25	11.644
25-Sep-25	11.647
25-Oct-25	11.876
25-Nov-25	11.652
25-Dec-25	11.881
25-Jan-26	11.658
25-Feb-26	11.662
25-Mar-26	12.256
25-Apr-26	11.668

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-4 Certificates divided by b) the Class 1-A-4 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.26%.

Class 1-A-5 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.475	11.500	11.500	11.500	11.500
25-Mar-08	11.527	11.500	11.500	11.500	11.500
25-Apr-08	11.278	11.500	11.500	11.500	11.500
25-May-08	11.277	11.500	11.500	11.500	11.500
25-Jun-08	11.089	11.500	11.500	11.500	11.500
25-Jul-08	11.096	11.500	11.500	11.500	11.500
25-Aug-08	10.908	11.415	11.500	11.500	11.500
25-Sep-08	10.821	11.343	11.500	11.500	11.500
25-Oct-08	10.838	11.362	11.500	11.500	11.500
25-Nov-08	10.648	11.198	11.500	11.500	11.500
25-Dec-08	10.676	11.226	11.500	11.500	11.500
25-Jan-09	10.486	11.063	11.500	11.500	11.500
25-Feb-09	10.407	10.996	11.500	11.500	11.500
25-Mar-09	10.703	11.258	11.500	11.500	11.500
25-Apr-09	10.256	10.869	11.500	11.500	11.500
25-May-09	10.301	10.909	11.500	11.500	11.500
25-Jun-09	10.105	10.738	11.500	11.500	11.500
25-Jul-09	10.157	10.783	11.500	11.500	11.500
25-Aug-09	9.959	10.606	11.438	11.500	11.500
25-Sep-09	9.867	10.508	11.339	11.500	11.500
25-Oct-09	9.819	10.387	11.128	11.500	11.500
25-Nov-09	9.615	10.187	10.937	11.500	11.500
25-Dec-09	9.721	10.286	11.378	11.500	11.500
25-Jan-10	9.511	10.097	11.233	11.500	11.500
25-Feb-10	9.462	10.054	11.190	11.500	11.500
25-Mar-10	9.943	10.493	11.611	11.500	11.500
25-Apr-10	9.369	9.973	11.110	11.500	11.500
25-May-10	9.503	10.097	11.227	11.500	11.500
25-Jun-10	9.292	9.907	11.043	11.500	11.500
25-Jul-10	9.420	10.024	11.153	11.500	11.500
25-Aug-10	9.215	9.839	10.973	11.500	11.500
25-Sep-10	9.213	9.841	10.974	11.500	11.500
25-Oct-10	9.555	10.172	11.299	11.500	11.500
25-Nov-10	9.359	9.996	11.129	11.500	11.500
25-Dec-10	9.506	10.131	11.254	11.500	11.500
25-Jan-11	9.280	9.974	11.053	11.500	11.500
25-Feb-11	9.242	10.159	11.015	11.500	11.500
25-Mar-11	9.812	10.705	11.512	11.500	11.500
25-Apr-11	9.169	10.078	10.943	11.500	11.500
25-May-11	9.334	10.231	11.080	11.500	11.500
25-Jun-11	9.127	10.021	10.885	11.500	11.500
25-Jul-11	9.328	10.204	11.042	11.500	11.500
25-Aug-11	9.237	10.080	10.892	11.500	11.500
25-Sep-11	9.839	10.530	11.059	11.500	11.500
25-Oct-11	11.552	11.953	11.790	11.500	11.500
25-Nov-11	11.587	11.882	11.615	11.500	11.500
25-Dec-11	12.056	12.357	12.080	11.500	11.500
25-Jan-12	11.589	11.883	11.623	11.500	11.500
25-Feb-12	11.591	11.883	11.628	11.500	11.500
25-Mar-12	12.524	12.837	12.565	11.500	11.500
25-Apr-12	11.594	11.883	11.636	11.500	11.500
25-May-12	12.065	12.358	12.103	11.500	11.500
25-Jun-12	11.599	11.885	11.647	11.500	11.500
25-Jul-12	12.072	12.362	12.116	11.500	11.500
25-Aug-12	11.604	11.888	11.659	11.500	11.500
25-Sep-12	11.606	11.888	11.664	11.500	11.500
25-Oct-12	12.078	12.363	12.132	11.500	11.500
25-Nov-12	11.609	11.888	11.674	11.500	11.500
25-Dec-12	12.082	12.363	12.142	11.500	11.500
25-Jan-13	11.613	11.889	11.684	11.500	11.500
25-Feb-13	11.614	11.889	11.690	11.500	11.500
25-Mar-13	13.063	13.360	13.151	11.500	11.500
25-Apr-13	11.619	11.889	11.701	11.500	11.500
25-May-13	12.278	12.364	12.171	11.500
25-Jun-13	11.799	11.890	11.713	11.500
25-Jul-13	12.278	12.216	12.184	11.500
25-Aug-13	11.799	11.617	11.725	11.500
25-Sep-13	11.799	11.620	11.731	11.500
25-Oct-13	12.277	12.087	12.205	11.500
25-Nov-13	11.798	11.626	11.744	11.500
25-Dec-13	12.276	12.093	12.218	11.500
25-Jan-14	11.798	11.632	11.757	11.500
25-Feb-14	11.798	11.635	11.764	11.500
25-Mar-14	13.269	13.080	13.248	11.500
25-Apr-14	11.797	11.641	11.779	11.500
25-May-14	12.275	12.107	12.257	11.500
25-Jun-14	11.797	11.647	11.793	11.500
25-Jul-14	12.274	12.113	12.273	11.500
25-Aug-14	11.797	11.654	11.809	11.500
25-Sep-14	11.797	11.657	11.817	11.500
25-Oct-14	12.274	12.122	12.299	11.500
25-Nov-14	11.797	11.664	11.834
25-Dec-14	12.274	12.129	12.317
25-Jan-15	11.797	11.671	11.851
25-Feb-15	11.798	11.674	11.860
25-Mar-15	13.270	13.120	13.374
25-Apr-15	11.798	11.681	11.879
25-May-15	12.274	12.145	12.368
25-Jun-15	11.798	11.689	11.899
25-Jul-15	12.274	12.153	12.390
25-Aug-15	11.798	11.696	11.920
25-Sep-15	11.798	11.700	11.933
25-Oct-15	12.274	12.165	12.429
25-Nov-15	11.798	11.708	11.957
25-Dec-15	12.274	12.173	12.457
25-Jan-16	11.799	11.717	11.985
25-Feb-16	11.799	11.721	12.007
25-Mar-16	12.756	12.660	12.085
25-Apr-16	11.799	11.729	11.500
25-May-16	12.274	12.194	11.500
25-Jun-16	11.799	11.738	11.500
25-Jul-16	12.275	12.204	11.500
25-Aug-16	11.800	11.747	11.500
25-Sep-16	11.803	11.752	11.500
25-Oct-16	12.288	12.218	11.500
25-Nov-16	11.816	11.761	11.500
25-Dec-16	12.291	12.228	11.500
25-Jan-17	11.797	11.772	11.500
25-Feb-17	11.618	11.777
25-Mar-17	13.073	13.229
25-Apr-17	11.622	11.788
25-May-17	12.092	12.255
25-Jun-17	11.626	11.799
25-Jul-17	12.095	12.267
25-Aug-17	11.630	11.810
25-Sep-17	11.632	11.816
25-Oct-17	12.102	12.285
25-Nov-17	11.637	11.828
25-Dec-17	12.106	12.297
25-Jan-18	11.641	11.841
25-Feb-18	11.644	11.847
25-Mar-18	13.099	13.303
25-Apr-18	11.648	11.860
25-May-18	12.116	12.330
25-Jun-18	11.653	11.874
25-Jul-18	12.121	12.344
25-Aug-18	11.658	11.887
25-Sep-18	11.660	11.894
25-Oct-18	12.128	12.365
25-Nov-18	11.665	11.909
25-Dec-18	12.133	12.380
25-Jan-19	11.671	11.924
25-Feb-19	11.673	11.932
25-Mar-19	13.128	13.391
25-Apr-19	11.678	11.947
25-May-19	12.145	12.420
25-Jun-19	11.684	11.964
25-Jul-19	12.150	12.436
25-Aug-19	11.690	11.980
25-Sep-19	11.692	11.989
25-Oct-19	12.158	12.462
25-Nov-19	11.698	12.007
25-Dec-19	12.164	12.480
25-Jan-20	11.704	12.025
25-Feb-20	11.707	12.034
25-Mar-20	12.651	12.986
25-Apr-20	11.713	12.053
25-May-20	12.180	12.528
25-Jun-20	11.720	12.073
25-Jul-20	12.186	12.548
25-Aug-20	11.726
25-Sep-20	11.729
25-Oct-20	12.196
25-Nov-20	11.736
25-Dec-20	12.203
25-Jan-21	11.743
25-Feb-21	11.747
25-Mar-21	13.204
25-Apr-21	11.754
25-May-21	12.221
25-Jun-21	11.761
25-Jul-21	12.229
25-Aug-21	11.769
25-Sep-21	11.772
25-Oct-21	12.240
25-Nov-21	11.780
25-Dec-21	12.248
25-Jan-22	11.788
25-Feb-22	11.792
25-Mar-22	13.252
25-Apr-22	11.801
25-May-22	12.269
25-Jun-22	11.809
25-Jul-22	12.278
25-Aug-22	11.818
25-Sep-22	11.822
25-Oct-22	12.292
25-Nov-22	11.832
25-Dec-22	12.301
25-Jan-23	11.841
25-Feb-23	11.846
25-Mar-23	13.308
25-Apr-23	11.856
25-May-23	12.326
25-Jun-23	11.866
25-Jul-23	12.336
25-Aug-23	11.876
25-Sep-23	11.881
25-Oct-23	12.352
25-Nov-23	11.892
25-Dec-23	12.364
25-Jan-24	11.903
25-Feb-24	11.909
25-Mar-24	12.860
25-Apr-24	11.921
25-May-24	12.393
25-Jun-24	11.933
25-Jul-24	12.405
25-Aug-24	11.945
25-Sep-24	11.951
25-Oct-24	12.424
25-Nov-24	11.964
25-Dec-24	12.438
25-Jan-25	11.978
25-Feb-25	11.984
25-Mar-25	13.452
25-Apr-25	11.998
25-May-25	12.473
25-Jun-25	12.013
25-Jul-25	12.488
25-Aug-25	12.028
25-Sep-25	12.035
25-Oct-25	12.511
25-Nov-25	12.051
25-Dec-25	12.527
25-Jan-26	12.067
25-Feb-26	12.075
25-Mar-26	13.546
25-Apr-26	12.092

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-5 Certificates divided by b) the Class 1-A-5 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.28%.

JPALT 2006-A6 Preliminary Term Sheet – Pool 1

October 18, 2006

Net WAC Cap and Effective Rate Schedule(1)

Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)
November 25, 2006	7.987	22.798
December 25, 2006	6.656	21.467
January 25, 2007	6.441	21.420
February 25, 2007	6.441	21.420
March 25, 2007	7.132	21.572
April 25, 2007	6.441	21.420
May 25, 2007	6.656	21.467
June 25, 2007	6.441	21.420
July 25, 2007	6.656	21.467
August 25, 2007	6.441	21.420
September 25, 2007	6.443	21.412
October 25, 2007	6.657	21.460
November 25, 2007	6.443	21.412
December 25, 2007	6.657	21.460
January 25, 2008	6.444	21.405
February 25, 2008	6.444	21.405
March 25, 2008	6.888	21.504
April 25, 2008	6.444	21.405
May 25, 2008	6.658	21.453
June 25, 2008	6.444	21.405
July 25, 2008	6.658	21.453
August 25, 2008	6.444	21.405
September 25, 2008	6.445	21.407
October 25, 2008	6.663	21.435
November 25, 2008	6.450	21.379
December 25, 2008	6.665	21.427
January 25, 2009	6.451	21.380
February 25, 2009	6.451	21.380
March 25, 2009	7.142	21.535
April 25, 2009	6.452	21.381
May 25, 2009	6.669	21.419
June 25, 2009	6.457	21.348
July 25, 2009	6.681	21.363
August 25, 2009	6.483	21.234
September 25, 2009	6.535	20.946
October 25, 2009	6.967	19.678
November 25, 2009	6.833	19.279
December 25, 2009	7.060	19.368
January 25, 2010	6.834	19.281
February 25, 2010	6.836	19.283
March 25, 2010	7.572	19.572
April 25, 2010	6.841	19.289
May 25, 2010	7.084	19.393
June 25, 2010	6.859	19.307
July 25, 2010	7.091	19.400
August 25, 2010	6.872	19.319
September 25, 2010	6.915	19.353
October 25, 2010	7.352	19.651
November 25, 2010	7.143	19.581
December 25, 2010	7.387	19.670
January 25, 2011	7.149	19.571
February 25, 2011	7.151	19.566
March 25, 2011	7.918	19.885
April 25, 2011	7.157	19.554
May 25, 2011	7.412	19.627
June 25, 2011	7.209	19.458
July 25, 2011	7.516	19.437
August 25, 2011	7.517	18.836
September 25, 2011	8.576	16.741
October 25, 2011	11.143	12.995
November 25, 2011	11.414	11.414
December 25, 2011	11.794	11.794
January 25, 2012	11.414	11.414
February 25, 2012	11.414	11.414
March 25, 2012	12.201	12.201
April 25, 2012	11.414	11.414
May 25, 2012	11.794	11.794
June 25, 2012	11.416	11.416
July 25, 2012	11.798	11.798
August 25, 2012	11.418	11.418
September 25, 2012	11.418	11.418
October 25, 2012	11.798	11.798
November 25, 2012	11.418	11.418
December 25, 2012	11.798	11.798
January 25, 2013	11.418	11.418
February 25, 2013	11.418	11.418
March 25, 2013	12.641	12.641
April 25, 2013	11.418	11.418

(1) Assumes a swap strike rate of 5.189%

(2) Assumes 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 20.00%.

(3) The indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(4) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to or from the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Excess Interest (1) (2)

Distribution Period	Excess Interest (1)(2)
25-Nov-06	2.24%
25-Dec-06	1.35%
25-Jan-07	1.35%
25-Feb-07	1.35%
25-Mar-07	1.36%
25-Apr-07	1.35%
25-May-07	1.35%
25-Jun-07	1.35%
25-Jul-07	1.35%
25-Aug-07	1.35%
25-Sep-07	1.35%
25-Oct-07	1.35%
25-Nov-07	1.35%
25-Dec-07	1.35%
25-Jan-08	1.35%
25-Feb-08	1.35%
25-Mar-08	1.36%
25-Apr-08	1.35%
25-May-08	1.35%
25-Jun-08	1.35%
25-Jul-08	1.35%
25-Aug-08	1.35%
25-Sep-08	1.35%
25-Oct-08	1.36%
25-Nov-08	1.35%
25-Dec-08	1.36%
25-Jan-09	1.36%
25-Feb-09	1.36%
25-Mar-09	1.37%
25-Apr-09	1.36%
25-May-09	1.37%
25-Jun-09	1.37%
25-Jul-09	1.37%
25-Aug-09	1.37%
25-Sep-09	1.38%
25-Oct-09	1.46%
25-Nov-09	1.45%
25-Dec-09	1.45%
25-Jan-10	1.42%
25-Feb-10	1.43%
25-Mar-10	1.53%
25-Apr-10	1.43%
25-May-10	1.47%
25-Jun-10	1.44%
25-Jul-10	1.48%
25-Aug-10	1.45%
25-Sep-10	1.45%
25-Oct-10	1.49%
25-Nov-10	1.46%
25-Dec-10	1.50%
25-Jan-11	1.47%
25-Feb-11	1.48%
25-Mar-11	1.59%
25-Apr-11	1.49%
25-May-11	1.53%
25-Jun-11	1.51%
25-Jul-11	1.57%
25-Aug-11	1.55%
25-Sep-11	1.63%
25-Oct-11	1.94%
25-Nov-11	1.82%
25-Dec-11	2.02%
25-Jan-12	1.84%
25-Feb-12	1.85%
25-Mar-12	2.23%
25-Apr-12	1.87%
25-May-12	2.06%
25-Jun-12	1.88%
25-Jul-12	2.08%
25-Aug-12	1.90%
25-Sep-12	1.91%
25-Oct-12	2.11%
25-Nov-12	1.94%
25-Dec-12	2.13%
25-Jan-13	1.96%
25-Feb-13	1.97%
25-Mar-13	2.53%
25-Apr-13	1.99%

1.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) the Pool 1 Mortgage Loans prepay at a speed of 30% CPR

2.

Excess Interest for any Distribution Date is equal to (x) the product of (a) 12 and (b) interest remaining after payment of current interest, divided by (B) the principal balance of the Pool 1 Certificates prior to any distributions of principal on such Distribution Date plus or minus any Net Swap Payments made to or from the swap provider.

JPALT 2006-A6 Preliminary Term Sheet – Pool 1

October 18, 2006

Pool 1 Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

Original Principal Balance-Pool 1

Original Principal Balance ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	25	$1,965,084.03	0.29%	7.144903	728.0	73.02	73.02	2.258	12.309	56
100,000.01 - 200,000.00	160	24,640,916.82	3.67	7.171397	721.7	78.51	78.51	2.269	12.268	56
200,000.01 - 300,000.00	183	46,346,678.76	6.90	6.956656	720.6	80.15	80.15	2.269	12.027	57
300,000.01 - 400,000.00	116	40,990,605.87	6.10	6.914303	731.3	78.55	78.55	2.277	12.005	56
400,000.01 - 500,000.00	289	132,012,490.08	19.64	6.846645	713.6	76.73	76.73	2.269	12.037	55
500,000.01 - 600,000.00	205	113,013,084.71	16.82	6.906359	710.9	77.63	77.63	2.263	12.145	54
600,000.01 - 700,000.00	135	86,747,055.31	12.91	6.893902	711.7	75.65	75.65	2.268	12.111	55
700,000.01 - 800,000.00	52	37,750,489.31	5.62	6.972921	709.8	75.43	75.43	2.255	12.220	51
800,000.01 - 900,000.00	38	32,484,614.45	4.83	6.918108	724.1	71.06	71.06	2.250	12.106	55
900,000.01 - 1,000,000.00	52	50,350,556.18	7.49	6.926672	718.1	71.94	71.94	2.302	12.160	54
1,000,000.01 - 1,100,000.00	14	14,941,829.90	2.22	6.759887	723.5	70.62	70.62	2.250	11.829	57
1,100,000.01 - 1,200,000.00	9	10,578,250.00	1.57	7.047902	735.6	65.68	65.68	2.250	12.161	56
1,200,000.01 - 1,300,000.00	3	3,831,000.00	0.57	6.791340	750.9	77.83	77.83	2.250	12.125	51
1,300,000.01 - 1,400,000.00	7	9,637,630.44	1.43	7.118236	692.1	76.34	76.34	2.250	12.401	52
1,400,000.01 - 1,500,000.00	17	25,155,086.84	3.74	7.055377	712.3	67.23	67.23	2.310	12.227	55
1,500,000.01 - 2,000,000.00	15	27,856,637.46	4.14	7.207690	720.0	71.03	71.03	2.299	12.277	57
2,000,000.01 - 2,500,000.00	1	2,250,000.00	0.33	6.875000	709.0	57.69	57.69	2.250	12.875	35
3,500,000.01 - 4,000,000.00	3	11,521,875.00	1.71	7.091979	735.8	62.44	62.44	2.250	13.092	35
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $509,082.

Cut-off Date Stated Principal Balance(1)-Pool 1

Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	26	$2,037,534.13	0.30%	7.126416	727.8	73.27	73.27	2.257	12.285	56
100,000.01 - 200,000.00	162	24,932,035.78	3.71	7.165569	721.1	78.50	78.50	2.277	12.265	56
200,000.01 - 300,000.00	183	46,606,720.92	6.93	6.950868	720.8	80.12	80.12	2.269	12.027	57
300,000.01 - 400,000.00	117	41,380,605.87	6.16	6.915111	731.7	78.25	78.25	2.279	12.014	56
400,000.01 - 500,000.00	289	132,310,560.08	19.69	6.850137	714.0	76.85	76.85	2.268	12.034	55
500,000.01 - 600,000.00	203	112,031,434.71	16.67	6.904444	710.3	77.61	77.61	2.263	12.145	54
600,000.01 - 700,000.00	135	86,747,055.31	12.91	6.893902	711.7	75.65	75.65	2.268	12.111	55
700,000.01 - 800,000.00	50	37,420,458.09	5.57	6.975622	709.6	75.41	75.41	2.250	12.221	51
800,000.01 - 900,000.00	39	33,384,614.44	4.97	6.910206	724.5	70.83	70.83	2.250	12.093	56
900,000.01 - 1,000,000.00	51	49,450,556.19	7.36	6.932163	717.7	72.11	72.11	2.303	12.170	54
1,000,000.01 - 1,100,000.00	14	14,941,829.90	2.22	6.759887	723.5	70.62	70.62	2.250	11.829	57
1,100,000.01 - 1,200,000.00	9	10,578,250.00	1.57	7.047902	735.6	65.68	65.68	2.250	12.161	56
1,200,000.01 - 1,300,000.00	3	3,831,000.00	0.57	6.791340	750.9	77.83	77.83	2.250	12.125	51
1,300,000.01 - 1,400,000.00	7	9,637,630.44	1.43	7.118236	692.1	76.34	76.34	2.250	12.401	52
1,400,000.01 - 1,500,000.00	17	25,155,086.84	3.74	7.055377	712.3	67.23	67.23	2.310	12.227	55
1,500,000.01 - 2,000,000.00	15	27,856,637.46	4.14	7.207690	720.0	71.03	71.03	2.299	12.277	57
2,000,000.01 - 2,500,000.00	1	2,250,000.00	0.33	6.875000	709.0	57.69	57.69	2.250	12.875	35
3,500,000.01 - 4,000,000.00	3	11,521,875.00	1.71	7.091979	735.8	62.44	62.44	2.250	13.092	35
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $507,608.

Current Rate-Pool 1

Current Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
4.501 - 5.000	6	$3,647,417.00	0.54%	4.897363	734.2	76.35	76.35	2.298	10.453	41
5.001 - 5.500	6	3,446,600.00	0.51	5.367355	690.6	76.62	76.62	2.250	10.969	45
5.501 - 6.000	37	20,420,760.30	3.04	5.884383	719.0	76.55	76.55	2.257	11.271	49
6.001 - 6.500	167	91,575,836.42	13.63	6.387220	713.5	73.90	73.90	2.259	11.687	53
6.501 - 7.000	670	334,026,711.08	49.70	6.799412	723.0	74.45	74.45	2.266	11.931	56
7.001 - 7.500	287	139,063,471.44	20.69	7.295595	709.1	76.91	76.91	2.264	12.438	56
7.501 - 8.000	107	60,822,368.64	9.05	7.789535	703.1	75.83	75.83	2.322	13.219	50
8.001 - 8.500	37	16,975,469.08	2.53	8.357283	715.6	79.33	79.33	2.291	13.605	56
8.501 - 9.000	5	1,822,501.20	0.27	8.714252	686.7	78.15	78.15	2.317	13.848	58
9.001 - 9.500	1	133,600.00	0.02	9.375000	639.0	80.00	80.00	2.750	15.375	59
9.501 - 10.000	1	139,150.00	0.02	9.750000	648.0	79.98	79.98	2.750	15.750	58
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

(1)As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 6.936%.

Original Term (Months)-Pool 1

Original Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
360	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Remaining Term to Maturity(1)-Pool 1

Range of Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
336 - 340	1	$352,550.00	0.05%	4.750000	711.0	80.00	80.00	2.750	9.750	14
341 - 345	1	111,726.89	0.02	6.625000	674.0	80.00	80.00	2.250	11.625	45
346 - 350	4	1,700,782.68	0.25	6.620007	756.8	81.42	81.42	2.450	12.026	39
351 - 355	31	9,574,145.29	1.42	6.767193	717.8	75.62	75.62	2.373	12.069	50
356 - 360	1,287	660,334,680.30	98.25	6.940193	716.4	75.20	75.20	2.268	12.138	55
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1 is expected to be approximately 359.

Age-Pool 1

Age (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	266	$102,656,475.15	15.27%	6.942448	706.1	77.91	77.91	2.251	12.126	56
1	599	352,502,334.80	52.45	6.930064	713.8	74.51	74.51	2.260	12.153	54
11	1	716,000.00	0.11	6.750000	747.0	80.00	80.00	2.250	11.750	49
13	1	581,033.11	0.09	6.875000	766.0	74.99	74.99	2.250	12.875	23
14	2	403,749.57	0.06	6.022523	760.8	93.19	93.19	3.091	11.295	46
15	1	111,726.89	0.02	6.625000	674.0	80.00	80.00	2.250	11.625	45
2	304	157,060,813.00	23.37	6.965651	722.8	74.76	74.76	2.278	12.137	56
22	1	352,550.00	0.05	4.750000	711.0	80.00	80.00	2.750	9.750	14
3	89	37,506,813.89	5.58	6.896235	736.1	77.17	77.17	2.274	11.994	54
4	29	10,608,243.46	1.58	7.033450	739.3	71.67	71.67	2.550	12.273	52
5	19	5,858,982.90	0.87	6.943801	723.0	76.65	76.65	2.381	12.280	50
6	7	2,561,667.06	0.38	6.425858	693.4	77.07	77.07	2.409	11.783	49
7	3	742,832.45	0.11	6.545932	746.3	60.04	60.04	2.250	11.546	53
8	1	110,662.88	0.02	6.850000	754.0	80.00	80.00	2.250	11.850	52
9	1	300,000.00	0.04	6.750000	740.0	80.00	80.00	2.250	11.750	51
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Credit Score(1)-Pool 1

Range of Credit Score	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Not Available	6	$2,984,148.92	0.44%	7.443008	N/A	69.13	69.13	2.250	12.802	49
1 - 600	1	850,078.78	0.13	6.580000	594.0	54.84	54.84	2.250	11.580	58
601 - 620	5	3,201,508.84	0.48	6.843777	616.6	71.11	71.11	2.250	12.136	52
621 - 640	43	21,869,811.32	3.25	7.105424	631.5	76.65	76.65	2.253	12.246	57
641 - 660	83	42,007,320.25	6.25	7.042253	651.5	75.36	75.36	2.300	12.320	54
661 - 680	161	86,501,652.48	12.87	7.017143	670.7	75.85	75.85	2.262	12.235	54
681 - 700	184	93,901,895.33	13.97	6.985348	689.9	74.49	74.49	2.264	12.188	55
701 - 720	216	111,712,607.75	16.62	6.927194	709.3	76.16	76.16	2.275	12.147	54
721 - 740	207	101,723,798.01	15.14	6.864417	730.3	75.75	75.75	2.267	12.009	56
741 - 760	176	85,618,073.36	12.74	6.889968	749.9	74.17	74.17	2.291	12.132	53
761 - 780	133	64,620,884.94	9.62	6.883931	771.0	75.05	75.05	2.265	12.046	54
781 - 800	70	37,143,079.31	5.53	6.727162	789.0	73.96	73.96	2.250	11.926	54
801 - 820	39	19,939,025.87	2.97	7.056435	806.9	76.21	76.21	2.260	12.129	58
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 1 is expected to be approximately 716. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Original Loan-To-Value Ratios(1)-Pool 1

Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
00.01 - 10.00	1	$50,000.00	0.01%	7.250000	731.0	8.90	8.90	2.250	12.250	58
10.01 - 20.00	1	500,000.00	0.07	5.750000	689.0	11.63	11.63	2.250	11.750	35
20.01 - 30.00	5	2,698,000.00	0.40	6.608592	704.2	26.44	26.44	2.256	11.631	59
30.01 - 40.00	6	2,246,753.63	0.33	6.758980	694.7	37.33	37.33	2.317	12.026	58
40.01 - 50.00	31	23,063,267.14	3.43	6.913976	731.0	46.38	46.38	2.287	12.077	53
50.01 - 60.00	35	28,003,804.42	4.17	6.835008	714.4	55.50	55.50	2.265	12.070	54
60.01 - 70.00	115	82,084,937.40	12.21	6.829724	721.0	67.24	67.24	2.261	12.050	54
70.01 - 75.00	123	88,283,997.03	13.14	7.076005	709.8	74.09	74.09	2.261	12.340	53
75.01 - 80.00	947	424,618,752.67	63.18	6.925765	716.9	79.69	79.69	2.272	12.102	55
80.01 - 85.00	4	2,004,797.80	0.30	6.935751	700.9	83.91	83.91	2.250	12.515	51
85.01 - 90.00	31	12,162,699.50	1.81	7.171321	706.4	89.64	89.64	2.290	12.517	51
90.01 - 95.00	14	3,766,336.15	0.56	7.592954	706.8	94.68	94.68	2.250	12.720	56
95.01 - 100.00	11	2,590,539.42	0.39	7.081850	743.7	99.77	99.77	2.509	12.243	57
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

(1)As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1 is expected to be approximately 75.23%.

Original Effective LTV(1)-Pool 1

Range of Original Effective Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
00.01 - 10.00	1	$50,000.00	0.01%	7.250000	731.0	8.90	8.90	2.250	12.250	58
10.01 - 20.00	1	500,000.00	0.07	5.750000	689.0	11.63	11.63	2.250	11.750	35
20.01 - 30.00	5	2,698,000.00	0.40	6.608592	704.2	26.44	26.44	2.256	11.631	59
30.01 - 40.00	6	2,246,753.63	0.33	6.758980	694.7	37.33	37.33	2.317	12.026	58
40.01 - 50.00	31	23,063,267.14	3.43	6.913976	731.0	46.38	46.38	2.287	12.077	53
50.01 - 60.00	35	28,003,804.42	4.17	6.835008	714.4	55.50	55.50	2.265	12.070	54
60.01 - 70.00	115	82,084,937.40	12.21	6.829724	721.0	67.24	67.24	2.261	12.050	54
70.01 - 75.00	123	88,283,997.03	13.14	7.076005	709.8	74.09	74.09	2.261	12.340	53
75.01 - 80.00	947	424,618,752.67	63.18	6.925765	716.9	79.69	79.69	2.272	12.102	55
80.01 - 85.00	4	2,004,797.80	0.30	6.935751	700.9	83.91	83.91	2.250	12.515	51
85.01 - 90.00	31	12,162,699.50	1.81	7.171321	706.4	89.64	89.64	2.290	12.517	51
90.01 - 95.00	14	3,766,336.15	0.56	7.592954	706.8	94.68	94.68	2.250	12.720	56
95.01 - 100.00	11	2,590,539.42	0.39	7.081850	743.7	99.77	99.77	2.509	12.243	57
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

(1)As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 1 is expected to be approximately 75.23%.

Occupancy Type(1)-Pool 1

Occupancy Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary	1,133	$571,759,508.89	85.07%	6.881366	715.0	75.22	75.22	2.272	12.068	55
Investment	114	58,711,754.72	8.74	7.460797	718.6	75.66	75.66	2.259	12.769	52
Secondary	77	41,602,621.55	6.19	6.941660	734.8	74.76	74.76	2.263	12.154	53
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

(1)Based upon representations of the related borrowers at the time of origination.

Property Type-Pool 1

Property Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family	731	$378,438,131.63	56.31%	6.927085	712.6	75.22	75.22	2.271	12.135	54
PUD	314	171,387,491.62	25.50	6.904225	718.1	75.02	75.02	2.274	12.111	54
Condominium	229	97,741,551.25	14.54	6.982614	731.4	75.88	75.88	2.265	12.155	55
2-4 Family	45	23,363,737.61	3.48	7.112684	705.7	74.20	74.20	2.261	12.241	57
Co-op	2	574,670.26	0.09	7.059831	687.6	72.74	72.74	2.250	12.060	56
Town House	3	568,302.79	0.08	6.714336	724.1	77.75	77.75	2.250	11.714	57
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Loan Purpose-Pool 1

Loan Purpose	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase	931	$440,582,938.02	65.56%	6.956163	723.3	77.66	77.66	2.272	12.133	55
Cash-out	249	148,170,232.73	22.05	6.918981	700.4	70.38	70.38	2.265	12.180	53
Rate / Term Refi	144	83,320,714.41	12.40	6.857365	709.2	71.01	71.01	2.270	12.064	55
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Loan Documentation-Pool 1

Loan Documentation	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Reduced	412	$274,018,399.65	40.77%	7.006697	710.4	74.57	74.57	2.271	12.299	53
Full	226	118,484,182.87	17.63	6.727649	720.3	74.97	74.97	2.266	11.851	54
Simply Signature	179	69,401,725.67	10.33	6.847083	746.5	73.07	73.07	2.276	11.852	58
Full Asset/Stated Income	160	59,650,440.71	8.88	6.992764	705.3	78.16	78.16	2.250	12.063	58
Stated Documentation	120	45,152,040.02	6.72	6.825990	714.7	77.48	77.48	2.278	12.133	51
Stated Income/Stated Asset	76	30,101,388.69	4.48	7.204648	700.2	77.70	77.70	2.259	12.307	58
Preferred	45	26,258,045.13	3.91	6.804088	747.8	75.90	75.90	2.250	11.804	58
No Ratio	42	25,545,138.24	3.80	7.120766	718.7	74.41	74.41	2.315	12.655	50
No Income Verifier	36	9,504,883.82	1.41	7.440892	712.5	77.18	77.18	2.289	12.465	58
Alternative	14	8,121,595.50	1.21	6.367592	661.6	73.68	73.68	2.250	11.550	54
No Income/No Assets Verifier	8	4,075,891.71	0.61	7.498584	719.0	77.21	77.21	2.398	12.867	52
No Documentation	5	1,089,903.00	0.16	7.866973	689.2	78.65	78.65	2.314	13.600	58
Asset Verification	1	670,250.15	0.10	7.000000	701.0	65.00	65.00	2.250	12.000	58
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Lien-Pool 1

Lien position	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Geographic Distribution of Mortgaged Properties(1)-Pool 1

State	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Vermont	1	$169,853.63	0.03%	6.750000	697.0	39.53	39.53	2.250	11.750	58
Mississippi	3	361,196.78	0.05	7.861432	741.2	82.35	82.35	2.250	12.861	59
Indiana	3	453,041.91	0.07	7.090879	702.2	86.17	86.17	2.250	12.091	58
Kansas	1	482,850.00	0.07	8.000000	708.0	80.00	80.00	3.500	14.000	59
Wisconsin	2	598,700.00	0.09	6.892747	792.4	82.83	82.83	2.250	11.893	57
Rhode Island	3	687,529.33	0.10	6.731177	695.8	73.53	73.53	2.250	11.999	52
Delaware	2	694,400.00	0.10	7.033554	712.3	78.56	78.56	2.250	12.034	59
Alaska	1	704,000.00	0.10	6.750000	719.0	55.00	55.00	2.250	12.750	34
Maine	2	792,697.49	0.12	6.577368	729.9	74.20	74.20	2.250	12.332	41
Montana	3	805,400.00	0.12	7.091911	675.8	63.92	63.92	2.250	12.638	59
Missouri	5	833,669.43	0.12	6.977912	714.8	83.67	83.67	2.250	11.978	59
West Virginia	3	848,506.83	0.13	6.692018	717.6	85.07	85.07	2.250	11.692	58
District of Columbia	2	959,200.00	0.14	6.604045	718.1	71.76	71.76	2.250	11.604	59
South Carolina	7	1,579,498.00	0.24	7.632596	738.8	81.62	81.62	2.269	12.789	58
Oklahoma	2	1,729,000.00	0.26	7.417221	654.6	78.31	78.31	2.250	12.417	59
Idaho	5	1,829,872.00	0.27	6.600818	725.1	50.30	50.30	2.250	11.601	59
Hawaii	4	2,006,299.28	0.30	7.254962	739.4	65.45	65.45	2.250	12.674	47
Ohio	7	2,133,898.60	0.32	7.115892	674.8	80.00	80.00	2.250	12.554	49
Louisiana	8	2,336,240.00	0.35	6.973980	713.8	68.70	68.70	2.250	11.974	58
Alabama	6	2,855,893.11	0.42	7.044301	729.1	75.36	75.36	2.250	12.248	51
Minnesota	13	2,996,767.09	0.45	7.045685	714.7	80.90	80.90	2.250	12.199	55
New Mexico	4	3,230,964.49	0.48	6.939361	740.6	63.63	63.63	2.250	11.939	59
Pennsylvania	14	3,787,119.14	0.56	6.799564	713.3	79.82	79.82	2.263	12.065	53
Utah	9	4,316,920.00	0.64	7.077766	724.6	76.18	76.18	2.250	12.372	52
Oregon	12	4,861,957.40	0.72	7.085787	737.3	79.19	79.19	2.311	12.320	56
Tennessee	11	5,460,869.74	0.81	6.567230	732.8	67.17	67.17	2.321	11.567	59
Georgia	14	6,067,340.89	0.90	6.940206	714.8	76.63	76.63	2.250	11.995	57
North Carolina	14	6,380,090.38	0.95	7.035410	742.8	73.49	73.49	2.258	12.154	58
Colorado	17	7,403,740.00	1.10	6.859637	722.2	70.54	70.54	2.250	11.664	54
Massachusetts	14	7,443,616.82	1.11	7.015013	717.0	72.88	72.88	2.324	12.216	56
Texas	19	7,890,870.62	1.17	6.740428	707.4	74.12	74.12	2.250	11.835	56
Michigan	17	8,988,005.70	1.34	6.958997	709.3	78.15	78.15	2.250	12.411	48
Connecticut	19	12,559,532.20	1.87	7.023382	707.1	77.59	77.59	2.287	12.315	52
Washington	31	16,463,522.88	2.45	6.940103	725.0	74.99	74.99	2.250	12.008	57
Illinois	46	17,014,404.94	2.53	7.198590	721.9	75.48	75.48	2.292	12.436	56
Nevada	34	19,165,411.91	2.85	7.108884	710.4	77.05	77.05	2.286	12.270	55
Maryland	48	19,644,420.82	2.92	6.920823	721.7	77.67	77.67	2.270	12.070	55
New Jersey	44	22,543,722.96	3.35	6.947579	720.6	73.70	73.70	2.306	12.261	53
Virginia	52	23,613,379.63	3.51	6.737391	711.5	78.17	78.17	2.319	11.962	54
New York	36	23,625,636.75	3.52	6.968689	716.7	69.71	69.71	2.267	12.129	55
Arizona	70	38,136,574.71	5.67	7.066753	727.9	71.13	71.13	2.250	12.321	52
Florida	150	68,386,285.94	10.18	7.114029	718.6	74.98	74.98	2.260	12.337	53
California	566	319,230,983.76	47.50	6.862114	713.6	76.08	76.08	2.267	12.060	55
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

(1)As of the Cut off Date, no more than approximately 0.90% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term-Pool 1

Original Prepayment Penalty Term (Year)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.5	1	$630,478.00	0.09%	8.125000	730.0	70.00	70.00	2.250	13.125	59
5	19	12,318,973.00	1.83	6.926421	708.9	72.52	72.52	2.250	12.193	53
3	105	60,144,136.79	8.95	6.858386	698.7	75.38	75.38	2.251	12.269	50
None	1,055	502,345,180.26	74.75	6.961651	719.8	75.32	75.32	2.277	12.126	55
1	144	96,635,117.11	14.38	6.842457	711.1	75.03	75.03	2.250	12.086	54
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Prepayment Penalty Remaining Term-Pool 1

Prepayment Penalty Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A	1,055	$502,345,180.26	74.75%	6.961651	719.8	75.32	75.32	2.277	12.126	55
1 - 5	1	630,478.00	0.09	8.125000	730.0	70.00	70.00	2.250	13.125	59
6 - 10	20	13,504,021.56	2.01	7.043785	716.4	75.82	75.82	2.250	12.423	53
11 - 15	124	83,131,095.55	12.37	6.809753	710.3	74.91	74.91	2.250	12.031	54
26 - 30	1	147,296.73	0.02	7.250000	692.0	80.00	80.00	2.250	12.250	54
31 - 35	80	51,858,690.06	7.72	6.876081	698.1	75.42	75.42	2.250	12.302	50
36 - 40	24	8,138,150.00	1.21	6.738542	702.8	75.05	75.05	2.256	12.059	52
56 - 60	19	12,318,973.00	1.83	6.926421	708.9	72.52	72.52	2.250	12.193	53
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Seller-Pool 1

Seller	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
American Home	3	$701,000.00	0.10%	6.433131	738.2	66.31	66.31	2.250	11.696	50
Chase Mortgage	274	109,055,108.67	16.23	6.898316	738.3	73.39	73.39	2.286	11.937	58
Countrywide Home Loans	576	383,691,787.91	57.09	6.960126	711.3	74.99	74.99	2.269	12.228	53
CTX	22	7,671,995.39	1.14	6.803663	717.5	74.39	74.39	2.250	11.804	57
GreenPoint Mortgage	120	45,998,994.96	6.84	6.835047	712.8	77.93	77.93	2.255	12.126	52
HSBC	3	2,464,671.97	0.37	6.593572	769.3	71.86	71.86	2.250	12.594	34
Johnson Bank	4	4,363,700.00	0.65	6.738934	730.4	67.03	67.03	2.250	11.739	59
Market Street	12	3,715,673.69	0.55	6.714969	737.2	70.01	70.01	2.250	10.210	57
PHH Mortgage	291	108,569,030.64	16.15	6.984674	711.5	77.66	77.66	2.252	12.087	57
US Central	1	352,550.00	0.05	4.750000	711.0	80.00	80.00	2.750	9.750	14
Weichert	17	5,195,653.58	0.77	6.749986	718.3	69.82	69.82	2.614	12.750	53
Wells Fargo Home Mortgage	1	293,718.35	0.04	5.750000	803.0	100.00	100.00	2.750	10.750	46
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Primary Servicer-Pool 1

Primary Servicer	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Chase Mortgage	328	$126,339,431.33	18.80%	6.878495	736.2	73.16	73.16	2.296	11.910	57
Countrywide Home Loans	576	383,691,787.91	57.09	6.960126	711.3	74.99	74.99	2.269	12.228	53
GreenPoint Mortgage	120	45,998,994.96	6.84	6.835047	712.8	77.93	77.93	2.255	12.126	52
HSBC	3	2,464,671.97	0.37	6.593572	769.3	71.86	71.86	2.250	12.594	34
Johnson Bank	4	4,363,700.00	0.65	6.738934	730.4	67.03	67.03	2.250	11.739	59
PHH	291	108,569,030.64	16.15	6.984674	711.5	77.66	77.66	2.252	12.087	57
US Central	1	352,550.00	0.05	4.750000	711.0	80.00	80.00	2.750	9.750	14
Wells Fargo Home Mortgage	1	293,718.35	0.04	5.750000	803.0	100.00	100.00	2.750	10.750	46
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

PMI Coverage-Pool 1

PMI Coverage	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
None	1,265	$651,843,230.64	96.99%	6.926408	716.7	74.73	74.73	2.269	12.122	55
12	2	1,161,297.80	0.17	6.883917	684.7	84.19	84.19	2.250	12.884	46
17	2	843,500.00	0.13	7.007113	723.2	83.53	83.53	2.250	12.007	60
25	18	8,320,389.10	1.24	7.117943	710.8	89.63	89.63	2.308	12.591	48
30	17	5,214,911.64	0.78	7.373169	699.1	91.08	91.08	2.250	12.517	55
35	20	4,690,555.98	0.70	7.419735	721.6	97.07	97.07	2.361	12.509	59
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

PMI Company-Pool 1

PMI Company	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Commonwealth Mortgage Assurance Corp	2	$842,175.00	0.13%	7.071333	663.2	90.00	90.00	2.250	12.568	47
General Electric	11	3,774,158.91	0.56	7.166295	715.0	89.12	89.12	2.250	12.433	56
Mprtgage Guaranty Insurance Corp	4	1,637,828.04	0.24	7.157685	735.6	87.86	87.86	2.250	12.748	51
No Insurance	1,265	651,843,230.64	96.99	6.926408	716.7	74.73	74.73	2.269	12.122	55
PMI Group	2	1,193,057.00	0.18	7.490024	711.1	90.00	90.00	2.250	12.490	58
Radian	1	440,000.00	0.07	7.250000	641.0	89.43	89.43	2.250	12.250	59
Republic Mortgage Insurance Corp	4	1,011,097.16	0.15	7.019547	736.2	92.53	92.53	2.544	12.020	57
Triad Guranty Insurance	1	418,300.00	0.06	8.500000	755.0	100.00	100.00	3.500	14.500	58
United Guranty Insurance	34	10,914,038.41	1.62	7.227191	705.3	92.18	92.18	2.267	12.544	51
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Interest Only (y/n)-Pool 1

Interest Only	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-Only	1,183	$606,916,907.33	90.31%	6.929927	716.2	75.52	75.52	2.268	12.120	55
Non-IO	141	65,156,977.83	9.69	6.989648	719.0	72.53	72.53	2.290	12.270	53
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Interest-only  term (orig)-Pool 1

Interest-only Term (orig) (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A	141	$65,156,977.83	9.69%	6.989648	719.0	72.53	72.53	2.290	12.270	53
120	1,022	520,519,068.38	77.45	6.935332	714.1	75.65	75.65	2.271	12.119	55
36	24	18,960,522.64	2.82	6.903532	739.2	69.78	69.78	2.250	12.889	34
60	137	67,437,316.31	10.03	6.895633	726.3	76.12	76.12	2.256	11.915	57
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Remaining interest-only term -Pool 1

Remaining Interest-only Term	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A	141	$65,156,977.83	9.69%	6.989648	719.0	72.53	72.53	2.290	12.270	53
105	1	111,726.89	0.02	6.625000	674.0	80.00	80.00	2.250	11.625	45
106	1	110,031.22	0.02	6.750000	648.0	75.00	75.00	4.000	12.750	46
113	1	181,087.74	0.03	6.625000	681.0	80.00	80.00	2.250	11.625	53
114	1	245,000.00	0.04	6.125000	765.0	40.83	40.83	2.250	11.125	54
115	12	3,655,190.89	0.54	6.911966	720.5	72.81	72.81	2.460	12.307	51
116	17	5,497,364.50	0.82	7.043698	737.4	74.16	74.16	2.829	12.270	53
117	38	15,160,563.59	2.26	6.951573	730.5	74.29	74.29	2.296	11.953	55
118	215	106,295,730.11	15.82	7.015088	724.7	74.96	74.96	2.288	12.161	57
119	501	295,054,412.18	43.90	6.907747	711.4	75.38	75.38	2.256	12.117	55
120	235	94,207,961.26	14.02	6.926993	706.6	77.74	77.74	2.251	12.093	56
23	1	581,033.11	0.09	6.875000	766.0	74.99	74.99	2.250	12.875	23
30	1	546,650.00	0.08	4.625000	647.0	80.00	80.00	2.250	10.625	30
32	1	839,999.28	0.12	7.750000	743.0	80.00	80.00	2.250	13.750	32
33	3	1,225,780.00	0.18	6.855924	708.6	85.96	85.96	2.250	12.856	33
34	11	6,887,370.25	1.02	6.597765	734.5	74.56	74.56	2.250	12.557	34
35	7	8,879,690.00	1.32	7.209331	750.5	61.91	61.91	2.250	13.209	35
38	1	352,550.00	0.05	4.750000	711.0	80.00	80.00	2.750	9.750	14
46	1	293,718.35	0.04	5.750000	803.0	100.00	100.00	2.750	10.750	46
49	1	716,000.00	0.11	6.750000	747.0	80.00	80.00	2.250	11.750	49
51	1	300,000.00	0.04	6.750000	740.0	80.00	80.00	2.250	11.750	51
52	1	110,662.88	0.02	6.850000	754.0	80.00	80.00	2.250	11.850	52
53	2	561,744.71	0.08	6.520443	767.4	53.61	53.61	2.250	11.520	53
54	2	809,100.00	0.12	6.764260	705.1	79.38	79.38	2.250	11.764	54
55	5	1,397,000.00	0.21	6.787223	729.9	80.73	80.73	2.250	11.787	55
56	9	3,623,353.02	0.54	6.762893	745.1	65.10	65.10	2.250	11.763	56
57	31	14,736,183.80	2.19	6.911017	745.2	78.78	78.78	2.250	11.911	57
58	53	29,848,051.65	4.44	6.910310	711.6	76.05	76.05	2.250	11.955	58
59	30	14,688,951.90	2.19	6.999836	730.0	75.69	75.69	2.255	12.000	59
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Margin(1)-Pool 1

Margin (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
2.250	1,274	$645,691,286.81	96.07%	6.934205	716.5	75.37	75.37	2.250	12.125	55
2.500	23	16,098,595.51	2.40	6.783752	719.8	66.14	66.14	2.500	12.074	55
2.750	15	4,736,128.62	0.70	7.088934	709.5	78.90	78.90	2.750	12.656	51
2.875	2	602,093.00	0.09	7.281944	730.0	85.81	85.81	2.875	12.282	58
3.000	2	927,500.00	0.14	6.541442	695.4	78.34	78.34	3.000	12.541	57
3.250	3	1,384,700.00	0.21	7.442230	683.2	80.00	80.00	3.250	12.675	57
3.500	2	901,150.00	0.13	8.232092	729.8	89.28	89.28	3.500	14.232	59
3.700	1	632,000.00	0.09	7.250000	660.0	80.00	80.00	3.700	12.250	58
4.000	1	110,031.22	0.02	6.750000	648.0	75.00	75.00	4.000	12.750	46
4.875	1	990,400.00	0.15	7.750000	759.0	80.00	80.00	4.875	13.750	56
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

(1)As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1 is expected to be approximately 2.27%.

Maximum Mortgage Rate(1)-Pool 1

Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
8.501 - 8.750	5	$1,645,601.37	0.24%	6.644750	762.3	65.32	65.32	2.250	8.645	57
8.751 - 9.000	1	218,340.89	0.03	6.875000	702.0	80.00	80.00	2.250	8.875	55
9.501 - 9.750	1	352,550.00	0.05	4.750000	711.0	80.00	80.00	2.750	9.750	14
9.751 - 10.000	2	1,268,218.00	0.19	4.935952	731.0	80.00	80.00	2.250	9.936	59
10.001 - 10.250	1	623,200.00	0.09	5.250000	644.0	80.00	80.00	2.250	10.250	59
10.251 - 10.500	1	750,400.00	0.11	5.500000	676.0	79.96	79.96	2.250	10.500	59
10.501 - 10.750	6	3,038,310.35	0.45	5.547591	714.6	81.93	81.93	2.298	10.728	53
10.751 - 11.000	19	11,512,181.00	1.71	5.835590	712.5	75.07	75.07	2.250	10.964	56
11.001 - 11.250	27	15,680,203.00	2.33	6.157422	709.4	74.01	74.01	2.250	11.217	58
11.251 - 11.500	96	50,475,403.11	7.51	6.431993	710.4	73.01	73.01	2.250	11.455	58
11.501 - 11.750	294	149,600,546.17	22.26	6.660589	729.2	73.77	73.77	2.258	11.690	58
11.751 - 12.000	298	141,062,004.59	20.99	6.892700	720.5	75.71	75.71	2.263	11.918	58
12.001 - 12.250	165	78,373,317.86	11.66	7.082055	713.2	76.41	76.41	2.275	12.187	56
12.251 - 12.500	135	68,446,754.57	10.18	7.157533	710.1	76.85	76.85	2.258	12.439	54
12.501 - 12.750	78	39,803,258.91	5.92	7.097848	707.8	75.08	75.08	2.296	12.679	48
12.751 - 13.000	80	44,278,184.33	6.59	7.325391	702.9	75.55	75.55	2.280	12.918	47
13.001 - 13.250	35	16,307,754.09	2.43	7.537346	711.4	77.23	77.23	2.266	13.202	46
13.251 - 13.500	28	16,195,811.05	2.41	7.924898	714.5	79.16	79.16	2.250	13.474	51
13.501 - 13.750	30	21,858,590.77	3.25	7.789926	720.7	71.61	71.61	2.373	13.718	39
13.751 - 14.000	10	5,858,261.00	0.87	7.935525	681.2	78.69	78.69	2.353	13.936	40
14.001 - 14.250	5	2,294,680.26	0.34	8.201475	699.3	74.65	74.65	2.329	14.201	45
14.251 - 14.500	4	1,913,853.00	0.28	8.457546	687.7	81.48	81.48	2.523	14.458	49
14.501 - 14.750	1	243,710.84	0.04	8.625000	688.0	80.00	80.00	2.750	14.625	58
15.251 - 15.500	1	133,600.00	0.02	9.375000	639.0	80.00	80.00	2.750	15.375	59
15.501 - 15.750	1	139,150.00	0.02	9.750000	648.0	79.98	79.98	2.750	15.750	58
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

(1)As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 12.135%.

Index-Pool 1

Index	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
CMT_1YR	4	$1,597,931.93	0.24%	6.545614	743.2	84.00	84.00	2.750	12.036	55
LIBOR_1YR	1,139	596,331,153.94	88.73	6.923588	717.1	74.94	74.94	2.263	12.090	55
LIBOR_6MO	180	73,792,249.29	10.98	7.052626	710.7	77.36	77.36	2.318	12.510	54
TY1	1	352,550.00	0.05	4.750000	711.0	80.00	80.00	2.750	9.750	14
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55

Months To Roll-Pool 1

Months To Roll

	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10	1	$391,865.43	0.06%	5.750000	777.0	90.00	90.00	2.250	11.750	10
14	1	352,550.00	0.05	4.750000	711.0	80.00	80.00	2.750	9.750	14
23	2	1,030,540.91	0.15	6.656907	742.4	77.18	77.18	2.359	12.657	23
24	2	437,500.00	0.07	6.914829	673.8	80.00	80.00	2.500	12.915	24
30	1	546,650.00	0.08	4.625000	647.0	80.00	80.00	2.250	10.625	30
31	4	1,176,494.85	0.18	7.233636	726.7	62.95	62.95	2.388	13.234	31
32	3	1,949,545.19	0.29	7.603685	711.1	77.15	77.15	2.250	13.604	32
33	9	4,377,711.77	0.65	6.598536	731.8	80.24	80.24	2.250	12.599	33
34	25	15,283,790.77	2.27	6.992596	705.0	76.55	76.55	2.265	12.974	34
35	90	69,856,560.72	10.39	6.884900	720.0	72.05	72.05	2.250	12.885	35
36	43	18,387,088.00	2.74	6.725204	704.6	79.67	79.67	2.250	12.725	36
45	1	111,726.89	0.02	6.625000	674.0	80.00	80.00	2.250	11.625	45
46	2	403,749.57	0.06	6.022523	760.8	93.19	93.19	3.091	11.295	46
49	1	716,000.00	0.11	6.750000	747.0	80.00	80.00	2.250	11.750	49
51	1	300,000.00	0.04	6.750000	740.0	80.00	80.00	2.250	11.750	51
52	1	110,662.88	0.02	6.850000	754.0	80.00	80.00	2.250	11.850	52
53	3	742,832.45	0.11	6.545932	746.3	60.04	60.04	2.250	11.546	53
54	6	2,015,017.06	0.30	6.914409	706.0	76.28	76.28	2.452	12.097	54
55	15	4,682,488.05	0.70	6.870979	722.1	80.09	80.09	2.379	12.041	55
56	26	8,658,698.27	1.29	6.905059	744.2	70.44	70.44	2.617	11.973	56
57	80	33,129,102.12	4.93	6.935574	736.6	76.77	76.77	2.278	11.914	57
58	278	141,385,156.80	21.04	6.966108	724.6	74.52	74.52	2.280	12.047	58
59	508	282,196,266.28	41.99	6.942128	712.3	75.11	75.11	2.262	11.971	59
60	221	83,831,887.15	12.47	6.990241	706.6	77.51	77.51	2.250	11.990	60
Total	1,324	$672,073,885.16	100.00%	6.935717	716.5	75.23	75.23	2.270	12.135	55